UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GranTierra Energy

Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

TO OUR STOCKHOLDERS,

We invite you to attend the Annual Meeting of Gran Tierra Energy Inc., (“Gran Tierra” or the “Company”) which will be held at Centennial Place, 3rd Floor, West Tower, 250—5 Street SW, Calgary, Alberta, Canada T2P 0R4 on May 6, 2020 at 11:30 a.m. Mountain Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describes the business to be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the internet, telephone or mail.

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that the various levels of government and related agencies may issue. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our annual meeting website at www.grantierra.com/investor-relations/2020-annualmeeting and our filings with the SEC for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

I encourage you to read our 2019 Annual Report for additional information. Following the formal portion of the Annual Meeting, management will review Gran Tierra’s operational and financial performance during 2019 and provide an outlook on priorities for 2020 and beyond.

The last three years have been transformational for Gran Tierra, as we have focused the Company on long life, low decline oil assets under waterflood. During this time, we invested a significant amount of capital, predominately in the Acordionero field, and acquired additional working interest in and operatorship of the Suroriente Block. This large capital investment is now behind us. We believe Gran Tierra’s assets are truly world-class, showing waterflood response, low decline rates, and requiring minimal capital expenditures going forward. As a result of our focused 2019 activity, all of these assets realized material reserves growth.

We see material potential in our world class exploration portfolio located in highly prospective geological basins in Colombia and Ecuador. As Gran Tierra is focused on protecting the Company’s balance sheet and preserving value over the long term, our 2020 capital program has been revised as a result of current and foreseeable oil price weaknesses. Despite this planned reduction in capital investment, we remain focused on the continued development of the Acordionero, Costayaco, Cohembi and Moqueta oil fields and plan to direct the majority of our revised 2020 program to these core assets. With our low decline and low cost producing assets, we believe Gran Tierra is prepared for these challenging times for the oil industry.

Our 2020 plans are aligned with Gran Tierra’s ‘Beyond Compliance Policy,’ which focuses on our commitments to environmental, social and governance excellence. When there are significant opportunities and potential benefits to the environment or communities, Gran Tierra voluntarily strives to go beyond what is legally required to protect the environment and provide social benefits because it is the right thing to do.

On behalf of our Board of Directors and the team at Gran Tierra, I want to thank all of our stakeholders for their continued support.

Sincerely,

/s/ Gary S. Guidry Gary S. Guidry President and Chief Executive Officer

March 25, 2020

Notice of Meeting

Annual Meeting of the Stockholders of Gran Tierra Energy Inc.

Date: Wednesday, May 6, 2020	Time: 11:30 a.m. (Mountain Time)	Place: Centennial Place, 3rd Floor, West Tower, 250-5 Street SW, Calgary, Alberta, Canada T2P 0R4	Record Date: March 10, 2020

The business of the meeting is to:

1.	Elect the eight nominees specified in the accompanying proxy statement to serve as directors.

2.	Ratify the appointment of KPMG LLP as Gran Tierra’s independent registered public accounting firm for 2020.

3.	Approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers as disclosed in the accompanying proxy statement.

4.	Conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

This notice and the attached proxy statement are first being mailed to our stockholders beginning on March 25, 2020. The record date for the annual meeting is March 10, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

We are using the “Notice and Access” method of providing proxy materials to our stockholders which provides our stockholders with a convenient way to access the proxy materials and vote, while allowing us to lower the costs of printing and distributing the proxy materials and reduce the environmental impact of our meeting. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of a paper copy of our proxy materials. Stockholders receiving the Notice may review the proxy materials online or request a paper copy by following the instructions set forth in the Notice.

Please submit your proxy or voting instructions on the Internet or by telephone promptly by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials so that your shares can be voted, regardless of whether you expect to attend the annual meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by marking, dating, signing and returning the enclosed proxy/confidential voting instruction card. If you attend the annual meeting, you may withdraw your proxy and vote in person.

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that the various levels of government and related agencies may issue. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our annual meeting website at www.grantierra.com/investor-relations/2020-annualmeeting and our filings with the SEC for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

By order of the Board of Directors

/s/ Gary S. Guidry Gary S. Guidry President and Chief Executive Officer

Calgary, Alberta, Canada

March 25, 2020

Proxy Statement Table of Contents

Proxy Statement Summary

This summary highlights information contained elsewhere within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting. Page references are supplied to help you find further information in this proxy statement. This summary does not contain all of the information you should consider, and we encourage you to read the entire proxy statement before voting.

References to “we”, “us”, “our”, “Gran Tierra” or the “Company” are to Gran Tierra Energy Inc.

Important Notice Regarding the Availability of Materials for the 2020 Annual Meeting of Shareholders to be Held on May 6, 2020: The proxy statement and our Annual Report for the fiscal year ended December 31, 2019 are available free of charge at http://www.edocumentview.com/GTE.

2020 Annual Meeting of Stockholders

Date: May 6, 2020	Time: 11:30 a.m. (Mountain Time)	Place: Centennial Place, 3rd Floor, West Tower, 250-5 Street SW, Calgary, Alberta, Canada T2P 0R4	Record Date: March 10, 2020

Voting Matters and Board Recommendations

Voting Matter	Board Vote Recommendation

Proposal 1: Election of Directors (page 9)

The Board and the Nominating and Corporate Governance Committee believe that each of the director nominees possesses the necessary qualifications and skills to provide effective oversight of the business and quality advice and counsel to our management team.

FOR each nominee

Proposal 2: Ratification of Selection of Independent Auditors (page 30)

The Board and the Audit Committee believe that the retention of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.

FOR

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation (page 33)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 37 and the Compensation Tables section beginning on page 49 and ending on page 55. Our executive compensation program reflects our philosophy of aligning executive compensation with the interests of our stockholders and a commitment to pay for performance.

FOR

Gran Tierra Energy 2020 Proxy Statement	1

PROXY STATEMENT SUMMARY

Director Nominees

The following table provides summary information about each director nominee. See pages 10 to 17 for more information.

Director Nominee	Director Since	Age	Committees

Robert B. Hodgins Chairman	2015	68	• Audit Committee • Compensation Committee • Nominating and Corporate Governance Committee

Gary S. Guidry President and Chief Executive Officer	2015	64

Peter J. Dey	2015	79	• Nominating and Corporate Governance Committee • Compensation Committee • Health, Safety & Environment Committee

Evan Hazell	2015	61	• Audit Committee • Health, Safety & Environment Committee • Reserves Committee

Ronald W. Royal	2015	70	• Audit Committee • Health, Safety & Environment Committee • Reserves Committee

Sondra Scott	2017	53	• Nominating and Corporate Governance Committee • Health, Safety & Environment Committee • Reserves Committee

David P. Smith	2015	61	• Audit Committee • Compensation Committee

Brooke Wade	2015	66	• Compensation Committee • Nominating and Corporate Governance Committee • Reserves Committee

Corporate Governance

We are committed to good corporate governance practices, which promote the long-term interests of our stockholders and strengthens our Board and management accountability.

Highlights of our corporate governance practices include the following:

✓	Independent Board Chair

✓	7 of 8 director nominees are independent

✓	Annual elections of all directors

✓	Majority voting for directors with resignation policy

✓	100% independent Committee members

✓	Annual self-evaluation of the Board

✓	Stock ownership guidelines for directors and officers

✓	No Tax Gross-Up provisions in any new executive agreements (currently only applies to Chief Executive Officer in order to be equalized to Canadian colleagues)
✓	Policy prohibiting speculative trading of the Company’s stock

✓	Limited trading windows

✓	Clawback policy

✓	Stockholders may call special meetings of stockholders

✓	No stockholder rights (“poison pill”) or similar plan

✓	Regular executive sessions of independent directors

✓	Stockholders have the right to fill director vacancies caused by director removal

2	Gran Tierra Energy 2020 Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Our compensation philosophy and programs are based on the following core principles:

•	attract and retain highly capable individuals and offer competitive compensation opportunities,

•	pay for performance, and

•	align the interests of management with our stockholders.

Our equity compensation program is designed to be aligned with the interests of our stockholders and focus on pay-for-performance:

•	The majority of 2019 executive compensation is considered to be “at risk” because its value is based on specific performance criteria and/or stock price appreciation and payout is not guaranteed.

•

In 2019, 80% of the value of equity awards granted to the Named Executive Officers (“NEOs”) consisted of performance share units (“PSUs”) and 20% consisted of stock options. The chart below shows the total direct compensation paid in 2019 once performance factors were considered.

•	The target for base salaries is approximately the 50th percentile as compared to the Company’s compensation peer group.

Total Direct Compensation

Gran Tierra Energy 2020 Proxy Statement	3

Questions and Answers About the Proxy Materials and 2020 Annual Meeting

Why am I receiving these materials?

We are sending you these proxy materials because the Board of Directors (the “Board”) of Gran Tierra Energy Inc., a Delaware corporation (“Gran Tierra” or the “Company”), is soliciting your proxy to vote at the 2020 annual meeting of stockholders, including at any adjournments or postponements of the annual meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, if you are a stockholder of record of our common stock, you may simply complete, sign and return the proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet. See “How do I vote” below for further information on how to vote, including if you hold our common stock through a broker in “street name” or hold exchangeable shares.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. We are sending to our stockholders of record the proxy materials, including this proxy statement and an annual report, or a Notice Regarding the Availability of Proxy Materials (the “Notice”). We intend that our stockholders who hold their stock in “street name” will receive a Notice from their broker, bank or other agent in which they hold the stock in “street name,” unless they have specified otherwise. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the proxy materials and Notice beginning on March 25, 2020, to all stockholders of record entitled to vote at the annual meeting. We expect that the Notice will be sent to stockholders who hold their stock in “street name” on or about this same date.

How do I attend the annual meeting?

The meeting will be held on Wednesday, May 6, 2020, at 11:30 a.m. (Mountain time) at Centennial Place, 3rd Floor, West Tower, 250 - 5 Street SW, Calgary, Alberta, Canada T2P 0R4. Directions to the annual meeting may be found at http://www.grantierra.com/investor-relations/2020-annual-meeting.html. Information on how to vote in person at the annual meeting is discussed below.

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that the various levels of government and related agencies may issue. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our annual meeting website at www.grantierra.com/investor-relations/2020-annualmeeting and our filings with the SEC for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 10, 2020, will be entitled to vote at the annual meeting. On this record date, there were 366,981,556 shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If at the close of business on March 10, 2020, your shares were registered directly in your name with Gran Tierra’s transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the proxy or vote by proxy by telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on March 10, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice, and/or these proxy materials if you have received them, are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have

4	Gran Tierra Energy 2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2020 ANNUAL MEETING

the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

1.	Election of eight nominees named in the proxy statement to serve on the Board until the next annual meeting and until their respective successors are duly elected and qualified;

2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2020; and

3.	Approval, on an advisory basis, of the compensation of Gran Tierra’s named executive officers, as disclosed in this proxy statement.

What if another matter is properly brought before the annual meeting?

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” or “Against” or abstain from voting with respect to each nominee to the Board and each of the other matters to be voted on.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy on the internet or by telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:00 a.m. (Mountain time) on May 5, 2020, we will vote your shares as you direct.

•

To vote over the telephone, dial 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or proxy card. Your telephone vote must be received by 11:30 a.m. (Mountain time) on May 5, 2020, to be counted.

•

To vote on the internet, go to http://www.investorvote.com/GTE to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or proxy card. Your internet vote must be received by 11:30 a.m. (Mountain time) on May 5, 2020, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions, or these proxy materials and an annual report and form of proxy, from that organization rather than from Gran Tierra. Simply follow the voting instructions you receive from your broker, bank, or other agent to ensure that your vote is counted. If you have received these proxy materials and voting instructions therein, simply complete and mail the voting instructions to ensure that your vote is counted. Alternatively, if permitted by your broker or bank, you may vote by telephone or on the internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form.

We provide telephone and internet proxy voting to allow you to vote your shares, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or internet access, such as usage charges from internet access providers and telephone companies.

Gran Tierra Energy 2020 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2020 ANNUAL MEETING

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 10, 2020. Cumulative voting is not permitted.

What if I return a proxy card or otherwise vote but do not make specific choices?

Stockholder of Record; Shares Registered in Your Name

If you are a holder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director, “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, and “For” the advisory vote to approve named executive officer compensation. If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, your broker or other nominee may not vote your shares on any proposal other than the ratification of the selection of KPMG LLP as our independent registered public accounting firm at the annual meeting. See “What are ‘broker non-votes’?” below. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all three proposals.

What happens if I do not vote?

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE American. This year, the only matter with respect to which they may vote your shares without voting instructions is the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm (Proposal 2).

There are also non-discretionary matters for which brokers, banks and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker, bank or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker, bank or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in “street name” and you do not give voting instructions, pursuant to NYSE American Company Guide Section 723, the record holder will not be permitted to vote your shares with respect to Proposals 1 or 3. If your shares are held in “street name” and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2.

Abstentions occur when stockholders are present at the annual meeting but voluntarily abstain on any of the matters upon which the stockholders are voting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices or the instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

6	Gran Tierra Energy 2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2020 ANNUAL MEETING

Can I change my vote after submitting my proxy?

Stockholder of Record; Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date, or vote again by telephone or on the internet;

•	You may send a timely written notice that you are revoking your proxy to Gran Tierra’s Corporate Secretary at 900, 520 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 0R3; or

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Stockholders who desire to present proposals at the 2021 annual meeting of stockholders and to have proposals included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act must submit their proposals to us at our principal executive offices (to the Corporate Secretary at 900, 520 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 0R3), not later than the close of business on November 25, 2020. If the date of the 2021 annual meeting is changed by more than 30 days from the date of the 2020 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2021 annual meeting.

Our Bylaws provide that stockholders may nominate persons for election to the Board of Directors or bring any other business before the stockholders at the 2021 annual meeting only by sending to our Corporate Secretary a notice containing the information required by our Bylaws. Notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the public announcement of the date of the annual meeting was made by Gran Tierra, notice may be made not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Gran Tierra. Detailed information about how to make stockholder proposals or nominations for our annual meetings of stockholders can be found in our Bylaws.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, for the proposal to elect directors and the other proposals, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE American to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Under the applicable rules of the NYSE American, each of Proposal 1 and Proposal 3 is considered non-routine and a broker will lack the authority to vote shares at his/her discretion on such proposals. Proposal 2 is considered a routine matter and a broker will be permitted to exercise his/her discretion.

Gran Tierra Energy 2020 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2020 ANNUAL MEETING

How many votes are needed to approve each proposal?

•

Proposal No. 1, the election of directors: our bylaws provide for a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Because this is an uncontested election, each director shall be elected by the vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present. A “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that director nominee. For these purposes, abstentions and broker non-votes will not count as a vote “For” or “Against” a nominee’s election and will have no effect in determining whether a director nominee has received a majority of the votes cast. If an incumbent director is not elected by a majority of the votes cast, the incumbent director must promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the director’s resignation or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.

•

Proposal No. 2, the ratification of the appointment of KPMG LLP as Gran Tierra’s independent registered public accounting firm for 2020, will be approved if it receives the affirmative vote of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against.” We do not expect that there will be any broker non-votes, as this is a routine matter.

•

Proposal No. 3, the advisory vote to approve named executive officer compensation, as disclosed in this proxy statement, will be approved if it receives the affirmative vote of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against.” Broker non-votes will have no effect.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding outstanding shares of Gran Tierra’s capital stock representing at least a majority of the total number of votes that may be cast at the annual meeting are present at the annual meeting in person or represented by proxy. On the record date, there were 366,981,556 votes that could be cast. Thus, holders of outstanding shares representing at least 183,490,778 votes must be present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the annual meeting or the holders of a majority of shares present at the annual meeting in person or represented by proxy must adjourn the annual meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

What proxy materials are available on the internet?

The notice of meeting, proxy statement and annual report to stockholders are available to view at:

http://www.edocumentview.com/GTE

or

on Gran Tierra’s website at: http://www.grantierra.com

See “How do I vote?” above for voting instructions.

8	Gran Tierra Energy 2020 Proxy Statement

Corporate Governance and Board Matters

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is nominating the eight individuals identified below for election as directors. Unless you specify differently, proxies received will be voted FOR Robert B. Hodgins, Peter J. Dey, Gary S. Guidry, Evan Hazell, Ronald W. Royal, Sondra Scott, David P. Smith and Brooke Wade. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of Gran Tierra. It is Gran Tierra’s policy to invite nominees for directors to attend the annual meeting; Ms. Scott and Messrs. Hodgins, Dey, Guidry, Hazell, Royal and Smith attended the 2019 annual meeting of stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Gran Tierra.

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PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTOR

ROBERT B. HODGINS Age: 68 Calgary, Alberta, Canada Director since May 2015 Independent Director Shareholder approval rating at the 2019 Gran Tierra annual meeting: 92.8%

Mr. Hodgins has been an independent businessman since November 2004. Prior thereto, Mr. Hodgins served as the Chief Financial Officer of Pengrowth Energy Trust (a TSX and NYSE-listed energy trust) from 2002 to 2004. Prior to that, Mr. Hodgins held the position of Vice President and Treasurer of Canadian Pacific Limited (a Toronto Stock Exchange (“TSX”) and NYSE-listed diversified energy, transportation and hotels company) from 1998 to 2002 and was Chief Financial Officer of TransCanada PipeLines Limited (a TSX and NYSE-listed energy transportation company) from 1993 to 1998. At present, Mr. Hodgins serves as a director of AltaGas Ltd., EnerPlus Corporation and MEG Energy Corp. Since September 2018, Mr. Hodgins holds the position of Senior Advisor, Investment Banking at Canaccord Genuity Corp. Mr. Hodgins received an Honours Bachelor of Arts in Business from the Richard Ivey School of Business at the University of Western Ontario and received a Chartered Professional Accountant designation and was admitted as a member of the Institute of Chartered Accountants of Ontario in 1977 and Alberta in 1991. Mr. Hodgins is a member of the Institute of Corporate Directors.

Qualifications: With 30-plus years in the oil and gas industry as an executive and director and a strong reputation in the Canadian business community, Mr. Hodgins brings valuable industry and leadership experience to the Board. As a Chartered Professional Accountant and experienced executive in senior financial roles with several Canadian companies, Mr. Hodgins qualifies as one of Gran Tierra’s Audit Committee financial experts.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Chair	9/9	100%

Audit Committee	Member	4/4	100%

Compensation Committee	Member	3/3	100%

Nominating and Corporate Governance Committee	Member	2/2	100%

Year	Common Shares	DSUs	Stock Options

2019	20,000	182,349	102,220

2018	10,000	102,151	102,220

Other Public Board Directorships	Committee Position(s) (1)

AltaGas Ltd. (TSX)	• Audit Committee (Chair) • Governance Committee

EnerPlus Corporation (TSX)	• Audit & Risk Management Committee (Chair) • Compensation Committee • Corporate Governance & Nominating Committee

MEG Energy Corp. (TSX)	• Audit Committee (Chair) • Corporate Governance and Nominating Committee

(1)

The Board of Directors has determined that Mr. Hodgins’ ability to effectively serve on the Company’s Audit Committee is not impaired by his membership on the Audit Committee of the other public boards listed above.

During the past five years, Mr. Hodgins previously served as a Director of the following public companies: Santonia Energy Inc. (until March 2014), MGM Energy Corp. (until June 2014), Caracal Energy Inc. (until July 2014), Cub Energy Inc. (until March 2015), Kicking Horse Energy Inc. (until November 2015) and StonePoint Energy Inc. (until September 2015).

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GARY S. GUIDRY

Age: 64

Calgary, Alberta, Canada

Director since May 2015

Non-Independent Director - President and Chief Executive Officer

Shareholder approval rating at the 2019 Gran Tierra annual meeting: 97.7%

Mr. Guidry is a professional engineer and has more than 35 years of experience developing and maximizing assets in the international oil and gas industry. Mr. Guidry has direct experience managing large, international projects, including assets in Latin America, Africa, the Middle-East and Asia. Prior to joining Gran Tierra, Mr. Guidry was the President and Chief Executive Officer of Caracal Energy Inc., a London Stock Exchange listed oil and gas company with operations in Chad, Africa. He held that position from mid-2011 until the company was acquired by Glencore plc for $1.8 billion in mid-2014. In 2014, Mr. Guidry was awarded the Oil Council Executive of the Year award for his leadership role with Caracal. Prior to Caracal, Mr. Guidry was the President and Chief Executive Officer of Orion Oil and Gas (TSX listed), which operated in western Canada from mid-2009 until mid-2011 when it was sold. From May 2005 until December 2008, he was the President and Chief Executive Officer of Tanganyika Oil Company (TSX listed) which operated in Syria and Egypt. Prior to Tanganyika, Mr. Guidry was Chief Executive Officer of Calpine Natural Gas Trust. Mr. Guidry is an Alberta-registered Professional Engineer and a member of the Association of Professional Engineers and Geoscientists. He received a Bachelor of Science in Petroleum Engineering from Texas A&M University in 1980.

Qualifications: Mr. Guidry, as Chief Executive Officer, is responsible for the operations, financial management and implementation of the Company’s strategy. Mr. Guidry’s extensive experience in the oil and gas industry and international operations developed through his experience as a senior executive at several publicly traded companies brings valuable expertise and perspective to the Board.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	9/9	100%

Year	Common Shares	PSUs	Stock Options

2019	2,587,200	1,224,367	1,459,470

2018	2,527,000	991,712	1,167,803

Other Public Board Directorships	Committee Position(s)

Africa Oil Corp.	• Audit Committee • Reserves Committee

PetroTal Corp. (1) (related company)	• Reserves Committee • Health, Safety, Environment and Social Committee

(1)

PetroTal Corp. (formerly Sterling Resources Ltd.) purchased all of Gran Tierra’s assets in Peru effective December 18, 2017. The Company retains approximately 45.8% of PetroTal Corp.’s common shares, and has entered into an investor rights agreement whereby the Company has the right, among other things, to nominate two directors to the board of PetroTal Corp.

During the past five years, Mr. Guidry previously served as a Director of Caracal Energy Inc. (until July 2014) and Shamaran Petroleum Corp. (until June 2018).

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PETER J. DEY Age: 79 Toronto, Ontario, Canada Director since May 2015 Independent Director Shareholder approval rating at the 2019 Gran Tierra annual meeting: 92.4%

Mr. Dey has been the Chairman of Paradigm Capital Inc., an investment dealer, since November 2005. Mr. Dey was a Partner of the Toronto law firm Osler, Hoskin & Harcourt LLP, where he specialized in corporate board issues and mergers and acquisitions, from 2001 to 2005, and prior to that from 1985 to 1994 and from 1973 to 1983. From 1994 to 2001, Mr. Dey was Chairman of Morgan Stanley Canada Limited. From 1993 to 1995, Mr. Dey chaired The Toronto Stock Exchange Committee on Corporate Governance in Canada that released the December 1994 report entitled “Where Were the Directors?”, known as the Dey Report. Mr. Dey has also served as Chairman of the Ontario Securities Commission and was Canada’s representative to the Organisation for Economic Co-operation and Development (“OECD”) Task Force that developed the OECD Principles of Corporate Governance released in May of 1999. Mr. Dey attended Queen’s University, where he earned his Bachelor of Science in 1963 and Dalhousie University, where he earned his Bachelor of Laws degree in 1966. He received his Master of Laws degree from Harvard University in 1967.

Qualifications: With more than 40 years of experience dealing with issues of corporate governance ranging from serving on public boards to private practice as a lawyer, Mr. Dey provides significant value to the board of directors of Gran Tierra.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	8/9	89%

Nominating and Corporate Governance Committee	Chair	2/2	100%

Compensation Committee	Member	3/3	100%

Health, Safety and Environment Committee	Member	3/4	75%

Year	Common Shares	DSUs	Stock Options

2019	20,000	200,877	145,513

2018	20,000	109,147	117,522

Other Public Board Directorships	Committee Position(s)

None

During the past five years, Mr. Dey previously served as a Director of the following public companies: Guayana Goldfields Inc. (until June 2019), Caracal Energy Inc. (until July 2014), Goldcorp Inc. (until April 2017) and Granite REIT Inc. (until June 2017).

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PROPOSAL 1: ELECTION OF DIRECTORS

EVAN HAZELL Age: 61 Calgary, Alberta, Canada Director since June 2015 Independent Director Shareholder approval rating at the 2019 Gran Tierra annual meeting: 98.0%

Mr. Hazell has been an independent businessman since 2011. He has been involved in the global oil and gas industry for approximately 40 years, initially as a petroleum engineer and then as an investment banker. From 1998 to 2011, Mr. Hazell acted as a managing director at several financial institutions including HSBC Global Investment Bank and RBC Capital Markets. At present he serves as a director of Primavera Resources Corp., Black Swan Energy and Kaisen Energy Corp. Mr. Hazell also serves as a director of a number of non-profit and community organizations including Opera America, and Pacific Opera Victoria. Mr. Hazell holds a Bachelor of Applied Science degree from Queen’s University, a Master of Engineering degree from the University of Calgary, and a Master of Business Administration degree from the University of Michigan, and is licensed as a Professional Engineer in Alberta.

Qualifications: Mr. Hazell has extensive experience in the global energy industry as well as in the financial sector. Mr. Hazell also has significant experience at nonprofit organizations. His education in business and engineering provides significant value to Gran Tierra.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	9/9	100%

Health, Safety and Environment Committee	Chair	4/4	100%

Reserves Committee	Member	2/2	100%

Audit Committee	Member	4/4	100%

Year	Common Shares	DSUs	Stock Options

2019	55,000	167,871	145,513

2018	55,000	94,652	117,522

Other Public Board Directorships	Committee Position(s)

None

During the past five years, Mr. Hazell previously served as a Director of Oryx Petroleum Corporation Limited (until June 2016).

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PROPOSAL 1: ELECTION OF DIRECTORS

RONALD W. ROYAL Age: 70 Abbotsford, British Columbia, Canada Director since May 2015 Independent Director Shareholder approval rating at the 2019 Gran Tierra annual meeting: 98.0%

Mr. Royal has been an independent businessman since April 2007. Mr. Royal has more than 35 years of experience with Imperial Oil Ltd. and ExxonMobil’s international upstream affiliates. From 2011 to 2014, he served on the board of directors of Caracal Energy Inc., and prior to 2010, several other boards of private oil companies. Prior to retiring in 2007, Mr. Royal was President and Production Manager of Esso Exploration and Production Chad Inc. and resided in N’Djamena, Chad from 2002 to 2007. In 2003, he was awarded the title “Chevalier de l’Ordre National du Chad” for his contribution to the economic development of Chad. Mr. Royal received his Bachelor of Applied Science from the University of British Columbia in 1972 and completed the Executive Development Program at Cornell University in 1986. He has been a member of the Association of Professional Engineers and Geoscientists of Alberta since 1972.

Qualifications: Mr. Royal brings to the Board over 35 years of experience in senior executive roles in the oil and gas industry, having previously held a variety of management positions both domestically and internationally.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	9/9	100%

Audit Committee	Member	4/4	100%

Health, Safety & Environment Committee	Member	4/4	100%

Reserves Committee	Chair	2/2	100%

Year	Common Shares	DSUs	Stock Options

2019	254,667	234,084	145,513

2018	254,667	142,354	117,522

Other Public Board Directorships	Committee Position(s)

Valeura Energy Inc.	• Audit Committee • Reserves & Health, Safety and Environment Committee

During the past five years, Mr. Royal previously served as a Director of Caracal Energy Inc. (until July 2014).

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PROPOSAL 1: ELECTION OF DIRECTORS

SONDRA SCOTT Age: 53 New York, New York Director since September 2017 Independent Director Shareholder approval rating at the 2019 Gran Tierra annual meeting: 97.9%

Ms. Scott is currently president of Verisk Maplecroft, a data analytics and risk assessment company, where she is responsible for leading the company’s globalization and growth effort in the political, economic, human rights and environmental risk analytics market. Before joining Verisk Maplecroft in 2015, Ms. Scott filled a number of roles at Wood Mackenzie, a global energy, chemicals, renewables, metals and mining research and consultancy company, over a 13-year period. Her most recent position was head of Global Markets where she led a team focusing on macro energy economics and risk. Previously, Ms. Scott led Wood Mackenzie’s energy consultancy practice. Ms. Scott holds a Master of Science, Petroleum Engineering and Economics degree from a joint program with the University of Pennsylvania and the Institut Francais du Petrole (IFP) and received a Bachelor of Arts, Economics and Earth Sciences degree from Wesleyan University.

Qualifications: Ms. Scott has more than 25 years of experience as an energy and risk analytics business leader. She has significant leadership experience having led multi-sized global research and consultancy teams. Ms. Scott has worked in the United States, the United Kingdom, and Latin America, globalising businesses and building local practices.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	9/9	100%

Health, Safety & Environment Committee	Member	4/4	100%

Nominating and Corporate Governance Committee	Member	2/2	100%

Reserves Committee	Member	2/2	100%

Year	Common Shares	DSUs	Stock Options

2019	0	147,775	85,000

2018	0	49,402	85,000

Other Public Board Directorships	Committee Position(s)

None

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PROPOSAL 1: ELECTION OF DIRECTORS

DAVID P. SMITH Age: 61 Parry Sound, Ontario, Canada Director since May 2015 Independent Director Shareholder approval rating at the 2019 Gran Tierra annual meeting: 98.0%

Mr. Smith is a corporate director with extensive experience in the investment banking, investment research and management industry. He has been the Chairman of the Board of Directors of Superior Plus Corp., a diversified energy and specialty chemicals company, since August 2014. From March 2004 to August 2015, Mr. Smith served as Chair of the Audit Committee of Superior Plus Corp. Previously, Mr. Smith was Managing Partner of Enterprise Capital Management Inc. from 1997 to 2011. Mr. Smith is a Chartered Financial Analyst and graduated with honors from the University of Western Ontario with a degree in Business Administration in 1981.

Qualifications: Mr. Smith brings to the Board significant financial expertise, having spent his professional career in investment banking, investment research and management. His experience as the Chairman at Superior Plus Corp. and his previous experience as a director and member of the audit committee of other public companies provide valuable perspective to Gran Tierra’s Board. Mr. Smith’s education and experience qualifies him as one of Gran Tierra’s Audit Committee financial experts.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	9/9	100%

Audit Committee	Chair	4/4	100%

Compensation Committee	Member	3/3	100%

Year	Common Shares	DSUs	Stock Options

2019	470,000	84,954	145,513

2018	187,500	44,833	117,522

Other Public Board Directorships	Committee Position(s)

Superior Plus Corp.	• Chairman • Governance and Nominating Committee • Compensation Committee

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PROPOSAL 1: ELECTION OF DIRECTORS

BROOKE WADE Age: 66 Vancouver, British Columbia, Canada Director since June 2015 Independent Director Shareholder approval rating at the 2019 Gran Tierra annual meeting: 94.4%

Mr. Wade is the President of Wade Capital Corporation, a private investment company active in private equity, oil and gas, real estate and industrial businesses. From 1994 until 2005, Mr. Wade was the co-founder and Chairman and Chief Executive Officer of Acetex Corporation, a publicly traded chemical company specializing in acetyls, specialty polymers, and films. In July 2005, Acetex was acquired by Blackstone. Prior to founding Acetex Corporation, Mr. Wade was founding President and Chief Executive Officer of Methanex Corporation. In 1991, Ocelot Industries spun out its oil and gas assets and began a plan of growth through acquisition into what is today Methanex Corporation—the world’s largest methanol producer. Prior to joining Ocelot, he was involved in a number of independent business ventures. Mr. Wade serves on the boards of several private companies including Novinium, Inc., Belkin Enterprises Ltd., and is a member of the Advisory Board of Northbridge Capital Partners and is a participant of AEA Investors groups of funds. In addition, Mr. Wade is a member of the Dean’s Advisory Council of the John F. Kennedy School of Government at Harvard University. Mr. Wade earned a Bachelor of Commerce Degree from the University of Calgary in 1974 and received his Chartered Accountant designation in 1977. In 2012, Mr. Wade became a Fellow of the Institute of Chartered Accountants of British Columbia.

Qualifications: Mr. Wade’s extensive executive experience provides the Board with strong leadership and decision-making capabilities. Having served as chief executive officer of two public companies, Mr. Wade has deep knowledge of key business issues, including finance and capital markets.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	9/9	89%

Compensation Committee	Chair	3/3	100%

Nominating and Corporate Governance Committee	Member	3/3	100%

Reserves Committee	Member	2/2	100%

Year	Common Shares	DSUs	Stock Options

2019	1,433,600	234,084	145,513

2017	642,600	142,354	117,522

Other Public Board Directorships	Committee Position(s)

None

During the past five years, Mr. Wade previously served as a Director of Kinder Morgan Canada Limited (until November 2019) and Caracal Energy Inc. (until July 2014).

Majority Voting Standard

Our Bylaws provide for a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Because this is an uncontested election, each director shall be elected by the vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present. A “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that director nominee. For these purposes, abstentions and broker non-votes will not count as a vote “For” or “Against” a nominee’s election and will have no effect in determining whether a director nominee has received a majority of the votes cast. If an incumbent director is not elected by a majority of the votes cast, the incumbent director must promptly tender his or her or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the director’s resignation or whether other action should be taken. The Nominating and Corporate Governance Committee shall recommend, and the Board of Directors’ decision shall be, to accept the

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PROPOSAL 1: ELECTION OF DIRECTORS

resignation absent exceptional circumstances. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days from the date of the meeting of stockholders and publicly disclose its decision If the Board of Directors determines not to accept a resignation, the public disclosure shall fully state the reasons for such decision. A director who tenders his or her or her resignation after failing to receive a majority of the votes cast will not participate in the Nominating and Corporate Governance Committee’s or the Board’s recommendation or decision or any deliberations related thereto.

Other Information Regarding Our Directors

Our above-listed directors have neither been convicted in any criminal proceeding during the past ten years nor been parties to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Skills Matrix

Below is a listing of each director’s key skills, together with a description of those key skills and experience desirable to support the strategic direction of Gran Tierra. Not every director is expected to be skilled in every area, however, we aim for the Board to have a balance of skills and experience.

Skills And Experience	Peter J. Dey	Gary S. Guidry (President & Chief Executive Officer)	Evan Hazell	Robert B. Hodgins (Chair)	Ronald W. Royal	Sondra Scott	David P. Smith	Brooke Wade

Relevant Industry Skills

Energy Industry Executive Experience	✓	✓	✓	✓	✓	✓		✓

Health, Safety and Environment Issues	✓	✓	✓		✓	✓	✓

Engineering / Geology / Geophysics		✓	✓		✓	✓

Hydrocarbon Transportation and Marketing		✓		✓	✓	✓		✓

General Business Skills

Leadership	✓	✓	✓	✓	✓	✓		✓

Board Experience	✓	✓	✓	✓	✓		✓	✓

Finance / Capital Markets	✓	✓	✓	✓			✓	✓

Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓

Legal and Governance	✓	✓		✓		✓	✓	✓

Government and Public Affairs	✓	✓	✓	✓	✓	✓

International Experience	✓	✓	✓	✓	✓	✓		✓

Human Resources and Compensation	✓	✓		✓		✓	✓	✓

Information Technology		✓		✓		✓

Risk Management	✓	✓		✓	✓	✓	✓

Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓

Accounting /Audit	✓		✓	✓	✓		✓	✓

Independence of the Board of Directors

The Company believes in the importance of directors’ independence and follows rules of the NYSE American. As required under the NYSE American listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board.

The Board conducts an annual review regarding the independence from the Company’s management of each of its members. After review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Gran Tierra, its senior management and its independent auditors, the Board has affirmatively determined that, other than Mr. Guidry, each of our directors and nominees for director (Peter J. Dey, Evan Hazell, Robert B. Hodgins, Ronald W. Royal, Sondra Scott, David P. Smith and Brooke Wade), are independent directors within the meaning of the applicable NYSE American listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Gran Tierra. Mr. Guidry, Gran Tierra’s President and Chief Executive Officer, is not an independent director by virtue of his employment with Gran Tierra. The Board considered and confirmed that Mr. Hodgins’ position as Senior Advisor, Investment Banking at Canaccord Genuity Corp. did not impede his independence as a Director of the Company.

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PROPOSAL 1: ELECTION OF DIRECTORS

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (i) Messrs. Smith, Hazell, Hodgins and Royal, are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE American applicable to members of the Audit Committee (ii) Messrs. Wade, Dey, Hodgins and Smith, are independent under the standards set forth by the NYSE American applicable to members of the Compensation Committee and (iii) Ms. Scott and Messrs. Dey, Hodgins and Wade, are independent under the standards set forth by the NYSE American applicable to members of the Nominating and Corporate Governance Committee.

Stockholder Recommendations and Nominations to the Board

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth on page 21 in the section Considerations in Evaluating Director Nominees based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Gran Tierra Energy Inc., 900, 520 - 3 Avenue S.W., Calgary, Alberta, Canada T2P 0R3, Attention: Director Nominations. This written recommendation must be delivered at least 120 days prior to the anniversary of the mailing of Gran Tierra’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Gran Tierra’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Code of Ethics

Gran Tierra has adopted a Code of Business Conduct and Ethics which is available in English and Spanish and applies to every employee, officer and director. Employees, officers and directors are expected to understand the Code and its application to the performance of his or her business responsibilities. The Code of Business Conduct and Ethics is available on the Company’s website at www.grantierra.com/governance. If Gran Tierra makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, Gran Tierra will promptly disclose the nature of the amendment or waiver on its website if required. The Board did not grant any waiver of the Code in favor of a director or executive officer in 2019.

Diversity

Gran Tierra believes in the importance of diversity at all levels throughout the Company. In addition to the traditional concepts of diversity (i.e., gender, culture and geographic region), we believe it is important for the Board to achieve a diversity of knowledge, experience and capabilities that support the Company’s strategic direction. Currently, Gran Tierra does not have a formal policy concerning the diversity of director nominees. However, when considering director candidates, the Board seeks individuals with backgrounds and qualities that, when combined with those of incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. As part of its annual self-evaluation, the Board assesses whether the directors, both individually and collectively, provide the integrity, experience, judgment, commitment, skills and expertise appropriate for the Company.

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PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD’S ROLE AND RESPONSIBILITIES

Role of the Board of Directors

The Board is selected by the stockholders to provide oversight of and strategic guidance to senior management. The core responsibility of a Board member is to fulfill his or her or her fiduciary duties of care and loyalty and otherwise to exercise his or her business judgment in the best interests of the Company and its stockholders. The Board has responsibilities to review, approve and monitor fundamental financial and business strategies and major corporate actions, assess major risks facing the Company and consider ways to address those risks, select and oversee management and determine its composition and oversee the establishment and maintenance of processes and conditions to maintain the integrity of the Company. Directors must act with integrity and are expected to demonstrate a commitment to the company, its values and its business and to long-term stockholder value. The duties and responsibilities of the Board and significant issues of corporate governance are set out in the Company’s Corporate Governance Guidelines which are regularly reviewed by the Nominating and Corporate Governance Committee. The guidelines are available on the Company’s website at www.grantierra.com/governance.

Succession Planning

As part of its mandate and annual workplan, the Nominating and Corporate Governance Committee reviews the succession plan for each senior officer, including the President and Chief Executive Officer. The Nominating and Corporate Governance Committee is responsible for ensuring that there is an orderly succession plan for the position of the President and Chief Executive Officer and other members of senior management. To meet this obligation, the President and Chief Executive Officer meets with the Nominating and Corporate Governance Committee and reviews each position, the status of the incumbent, a review of our talent pool and the succession plan for each role.

Board Role in Risk Oversight

Full Board

The full Board is entrusted with the responsibility for overseeing the significant risks to which our business is exposed and ensuring there are processes in place to effectively identify, monitor and manage them. A significant risk is one that, if it were to occur, could materially impact our ability to meet or support our business objectives. The Board delegates responsibility for the execution of certain elements of risk oversight to the committees in order to ensure appropriate expertise, attention and diligence. The committees oversee the relevant risk areas and report to the Board regularly. Each committee operates according to a Board-approved written mandate outlining its duties and responsibilities. They also oversee the procedures and programs put in place by management to mitigate the risks and the allocation of adequate resources to address the risks. Management is responsible for ensuring that the Board and its committees are kept well informed of changing risks. The risk oversight responsibilities of the committees include the following:

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The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, compliance with legal and regulatory requirements, major financial and information technology risk exposures and the Company’s accounting and financing reporting processes.

The Compensation Committee is responsible for oversight of compensation-related risks, including reviewing management’s assessment of risks related to employee compensation programs.

The Health, Safety and Environment Committee assists in overseeing the development, monitoring and effective implementation of systems, programs and initiatives to promote the management of health, safety and security at Gran Tierra and to address environmental, safety and operational risks.

	The Nominating and Corporate Governance Committee assists in overseeing governance related risks, including regulatory, reputation and other risks.	The Reserves Committee assists in overseeing the risks related to the Company’s estimates of proved reserves of oil and natural gas.

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PROPOSAL 1: ELECTION OF DIRECTORS

Communications with the Board of Directors

Stockholders are encouraged to communicate by voting on the items in the proxy statement, by attending the annual meeting, by participating in the Company’s quarterly investor calls and by contacting us by mail or email. Security holders wishing to communicate with the Board or an individual director may send a written communication addressed to the Secretary of the Company at 900, 520 - 3rd Avenue S.W., Calgary, Alberta T2P 0R3, Canada, Attention: Secretary. Communications also may be sent by e-mail to the following address info@grantierra.com. Further information about Gran Tierra’s Security Holder Communication Process is available on Gran Tierra’s website at www.grantierra.com/governance.

BOARD STRUCTURE AND PROCESSES

Board Leadership Structure

The positions of Board Chair and the Chief Executive Officer of the Company are held by two individuals. We believe separation of the roles of Board Chair and Chief Executive Officer helps preserve our Board’s independence and objectivity and provides an appropriate division of labor between our Board Chair and Chief Executive Officer. The Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. Robert B. Hodgins currently serves as non-executive Board Chair as a non-executive and independent director. The Board Chair presides over meetings of the Board, presides over meetings of stockholders, consults and advises the Board and its committees on the business and affairs of the Company, and performs additional duties as the Board may otherwise determine and delegate.

Board Effectiveness and Director Assessment

The Board performs an annual self-assessment, led by the Chair of the Nominations and Corporate Governance Committee, to evaluate its effectiveness in fulfilling its obligations. Directors complete a written questionnaire covering performance of the Board and its committees. The Chair of the Nominations and Corporate Governance Committee then interviews each director to obtain an assessment of the effectiveness of the Board and committees, as well as director performance and Board dynamics, summarizes these individual assessments for discussion with the Board and committees, and then leads a discussion with the Nominating and Corporate Governance Committee and the Board.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying and recruiting new candidates for nomination to the Board. The Nominating and Corporate Governance Committee considers recommendations for nominees for directorships submitted by stockholders. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. Please see “Stockholder Recommendations and Nominations to the Board” in this Proxy Statement for procedures to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board.

In developing recommendations for the Board, the Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Gran Tierra and the long-term interests of stockholders. Some of the qualifications that the Nominating and Corporate Governance Committee considers include:

Board Experience	Relevant Industry Experience	Excellence in His or Her Field	Ethics

Independence (as per applicable NYSE American listing standards and applicable SEC rules and regulations)	Potential Conflicts of Interest and Other Commitments	Diversity of Experience

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PROPOSAL 1: ELECTION OF DIRECTORS

In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Gran Tierra, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee believes that candidates should have certain minimum qualifications including:

•	the highest personal and professional ethics and integrity

•	skills that are complementary to those of the existing Board

•	being over 21 years of age

•	financial literacy

•	sound business judgment

•	commitment to represent the long-term interests of Gran Tierra’s stockholders

To identify, recruit and evaluate qualified candidates for the Board, the Nominating and Corporate Governance Committee may use the services of professional search firms. In some cases, nominees have been individuals known to Board members or others through business or other relationships.

Director Tenure

Gran Tierra does not have a retirement policy or term limit for directors. We review our Board composition annually to ensure our board has the right skills to ensure the Company’s long-term success. None of the Company’s directors have served on the board for more than five years.

Orientation and Education

The purpose of the Director Orientation and Education Program is to ensure there is an orientation program for new directors and an ongoing education program for existing directors. The program includes materials and resources that will inform and educate directors on the Company’s corporate governance framework, its business, operations and current issues and strategies. New directors attend an orientation session at which senior management review the Company’s business, strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. New directors are also provided with a copy of the Company’s director’s manual which includes the Board and Committee mandates, corporate governance guidelines and other company policies.

Each director is expected to maintain the necessary level of expertise to perform his or her responsibilities as a director. Continuing education is provided through a number of methods, including an annual dedicated strategy session, periodic field trips, presentations from senior management, employees, and outside experts to the Board and its Committees on topics of interest and developing issues, as well as the ongoing distribution of relevant information. These presentations, meetings and discussions serve to increase the Board’s knowledge of the Company and its business, and assist the Board in the execution of its duties. During 2019, the Board attended a number of sessions relevant to our business and the regulatory environment presented by senior executives of the Company and our legal counsel.

All of our directors are members of the Institute of Corporate Directors (ICD) and the National Association of Corporate Directors (NACD), which provide continuing education for directors through publications, seminars and conferences. During 2019, a number of our directors attended seminars provided through ICD and NACD.

Director Meetings and Attendance

Directors are expected to attend, in person or by telephone, all meetings of the Board and all meetings of each committee of which they are a member. During fiscal 2019, the Board held nine meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings, the Health, Safety and Environment Committee held four meetings, the Nominating and Corporate Governance Committee held two meetings and the Reserves Committee held two meetings. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). Directors are also expected to attend the Company’s annual meeting of stockholders and seven of the Company’s directors attended the 2019 annual meeting.

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PROPOSAL 1: ELECTION OF DIRECTORS

Name	Meetings Attended / Meetings Held (3)								Overall Attendance
	Board		Audit Committee	Compensation Committee	Health, Safety and Environment Committee		Nominating and Corporate Governance Committee	Reserves Committee

Peter J. Dey	8/9	(2)	—	3/3	3/4	(2)	2/2	—	89%

Gary S. Guidry (1)	9/9		—	—	—		—	—	100%

Evan Hazell	9/9		4/4	—	4/4		—	2/2	100%

Robert B. Hodgins	9/9		4/4	3/3	—		2/2	—	100%

Ronald W. Royal	9/9		4/4	—	4/4		—	2/2	100%

Sondra Scott	9/9		—	—	4/4		2/2	2/2	100%

David P. Smith	9/9		4/4	3/3	—		—	—	100%

Brooke Wade	9/9		—	3/3	—		2/2	2/2	100%

1.

Mr. Guidry is not a member of any committee of the Board as he is not considered to be an independent director. Mr. Guidry participates in various committee meetings; however, each committee holds executive sessions without Mr. Guidry present.

2.	Mr. Dey was absent from one Board meeting and one Committee meeting due to illness.

3.	Directors who are not members of the committee attended certain of these meetings by invitation.

Executive Sessions

As part of each regularly scheduled Board meeting, the independent directors meet without our management team. The Board Chair leads such discussions.

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PROPOSAL 1: ELECTION OF DIRECTORS

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: an Audit Committee, a Compensation Committee, a Health, Safety and Environment Committee, a Nominating and Corporate Governance Committee, and a Reserves Committee. The composition and responsibilities are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

The committees regularly report their activities and actions to the full Board, generally at the next Board meeting following the committee meeting. Each of the committees operates under a charter approved by the Board. Current copies of the charters of the committees are available on the Company’s website at www.grantierra.com/governance.

Audit Committee

David P. Smith (Chair) Evan Hazell Robert B. Hodgins Ronald W. Royal

The Audit Committee oversees the accounting and financial reporting process and the audit of the Company’s financial statements, and assists the Board in monitoring the financial systems and Gran Tierra’s legal and regulatory compliance. The Audit Committee met four times in 2019 and at each meeting met with our independent auditors and the internal auditor, both privately and in the presence of management. The Audit Committee is responsible for, among other things:

•   Evaluation and retention of Auditors

•   Approval of audit engagements

•   Approval of non-audit services

•   Review of audited financial statements and management’s discussion and analysis

•   Review of quarterly financial statements

•   Review of earnings press releases

•   Review of accounting principles and policies

•   Establish procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and violations of applicable laws, rules and regulations

•   Review of guidelines and policies with respect to risk assessment and risk management

•   Review of the scope, adequacy and effectiveness of internal control over financial reporting

•   Review and oversee the internal audit function

•   Approval of the Company’s hedging policies and procedures

The Audit Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and the NYSE American. A copy of the Audit Committee Charter is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Audit Committee satisfies the requirements for audit committee independence and financial literacy under the rules and regulations of the NYSE American and the SEC. The Board has determined that Messrs. Hodgins and Smith are financial experts as per Item 407(d)(5) of Regulation S-K established by the SEC. The Audit Committee held four meetings during the fiscal year ended December 31, 2019.

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PROPOSAL 1: ELECTION OF DIRECTORS

Compensation Committee

Brooke Wade (Chair) Peter J. Dey Robert B. Hodgins David Smith

The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee Gran Tierra’s compensation strategy, policies, plans and programs. The Compensation Committee is responsible for, among other things:

•   Review and approve the components of compensation for the Chief Executive Officer and other executive officers

•   Review and approve the corporate goals and objectives relevant to the compensation for the Chief Executive Officer and other executive officers

•   Evaluate the performance of the Chief Executive Officer and other executive officers in light of established goals and objectives

•   Establish policies with respect to equity compensation arrangements

•   Review the risks arising from our compensation policies and practices

•   Review and approve the compensation and other terms of employment or service, including severance and change-in-control arrangements, of Gran Tierra’s Chief Executive Officer and the other executive officers

•   Oversee Gran Tierra’s equity compensation plans for employees and directors

•   Evaluate and make recommendations regarding director compensation

•   Select compensation consultants and other advisors

•   Review the Compensation Discussion and Analysis

The Compensation Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and the NYSE American. A copy of the Compensation Committee Charter is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Compensation Committee satisfies the requirements for compensation committee independence under the rules and regulations of the NYSE American and the SEC. The Compensation Committee held three meetings during the fiscal year ended December 31, 2019.

Health, Safety and Environment Committee

Evan Hazell (Chair) Peter J. Dey Ronald W. Royal Sondra Scott

The Health, Safety and Environment Committee acts on behalf of the Board and assists the Board in fulfilling its responsibilities in relation to environmental, health and safety matters, including monitoring and overseeing the Company’s policies and procedures for ensuring compliance by the Company with environmental regulatory requirements and ensuring that employees are provided with a safe environment in which to perform their duties. The Health, Safety and Environment Committee is responsible for, among other things:

•   Develop and approve the environmental, health and safety goals and objectives of the Company

•   Review and monitor the environmental policies and activities of the Company to ensure that the Company is in compliance with environmental laws and legislation and that the Company conforms with industry standards

•   Review and monitor the health and safety policies and activities of the Company

•   Review environmental, health and safety compliance issues and incidents of non-compliance to determine that the Company is taking all necessary action in respect of those matters and that the Company has been diligent in carrying out its responsibilities and activities in that regard

•   Review significant external or internal audit or consultants’ reports relating to environmental, health or safety matters;

•   Review significant legislative and regulatory changes including policy proposals and modifications that could impact the Company

The Health, Safety and Environment Committee operates under a written charter that was adopted by the Board , a copy of which is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Health, Safety and Environment Committee satisfies the requirements for independence under the rules and regulations of the NYSE American. The Health, Safety and Environment Committee is scheduled to meet each quarter, and held four meetings during the fiscal year ended December 31, 2019.

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PROPOSAL 1: ELECTION OF DIRECTORS

Reserves Committee

Ronald W. Royal (Chair) Evan Hazell Sondra Scott Brooke Wade

The Reserves Committee acts on behalf of the Board and assists the Board in fulfilling its oversight responsibilities with respect to evaluating and reporting on the Company’s oil and gas reserves. The Reserves Committee is responsible for, among other things:

•   Approve the engagement of the independent reserves evaluators and their compensation and evaluate any such reserve evaluator’s performance

•   Review disclosure procedures with respect to the oil and gas activities of the Company

•   Review the Company’s procedures for providing information to the independent reserves evaluator

•   Meet with the independent reserves evaluators

•   Make recommendations to the Board regarding the approval of the Company’s year-end reserves evaluations

The Reserves Committee operates under a written charter that was adopted by the Board, a copy of which is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Reserves Committee satisfies the requirements for independence under the rules and regulations of the NYSE American. The Reserves Committee held two meetings during the fiscal year ended December 31, 2019.

Nominating and Corporate Governance Committee

Peter J. Dey (Chair) Robert B. Hodgins Sondra Scott Brooke Wade

The Nominating and Corporate Governance Committee acts on behalf of the Board to identify, review and evaluate candidates to serve as directors of Gran Tierra, making recommendations to the Board regarding corporate governance issues, assessing the performance of the Board and management, and developing a set of corporate governance principles for Gran Tierra. The Nominating and Corporate Governance Committee is responsible for, among other things:

•   Identify and review director nominees

•   Consider recommendations for Board nominees and proposals submitted by the Company’s stockholders

•   Assess the performance of the Board

•   Recommend chair and membership of board committees

•   Review director independence

•   Consider and review continuing education for directors

•   Review and assess our Corporate Governance Guidelines

•   Review succession planning for our Chief Executive Officer and other executive officers

•   Review insurance coverage for the directors and executive officers

The Nominating and Corporate Governance Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and the NYSE American. A copy of the Compensation Committee Charter is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the requirements for independence under the rules and regulations of the NYSE American. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended December 31, 2019.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time been an officer or employee of Gran Tierra. No member of the Board or of the Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

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PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

The objective of Gran Tierra’s compensation program for non-executive directors is to attract and retain directors of a quality and nature that will enhance our long-term sustainable profitability and growth. Director compensation is intended to provide an appropriate level of remuneration considering the experience, responsibilities, time commitment and accountability of their roles. The Company intends for Director compensation to be competitive with our peer companies. Any director who is also an employee of the Company does not receive additional compensation for serving as a director.

Non-executive director compensation is reviewed annually by the Nominating and Corporate Governance Committee to ensure that it is reasonable in light of the time required from directors and aligns directors’ interests with those of our stockholders.

In order to align the interests of our directors and the stockholders they represent, the Company divides the compensation of non-executive directors into cash and equity components.

We further align the interests of our directors with our stockholders by requiring that Directors own a minimum number of shares or Deferred Stock Units (“DSUs” and each a “DSU”). Each non-executive director must hold shares or DSUs with a value equal to three times the annual cash retainer. The shareholdings of each non-executive director are valued using either the closing price of our shares on December 31 each year or the value at the time they were acquired, whichever is greater. Directors have five years to meet the share ownership requirement. As at December 31, 2019, all of the current Directors have met their share ownership requirements.

Directors’ DSU Plan

The DSU plan allows directors to defer receipt of their fees and invest such deferred amounts in notional shares of Gran Tierra. Directors who have elected to be paid all or a portion of the annual retainer in DSUs receive their awards on a quarterly basis effective the first day of each quarter. The number of DSUs credited to each director is calculated by dividing the dollar value of the portion of the director’s retainer that he or she has elected to be paid in the form of DSUs by the fair market value on the day of determination. The DSUs vest immediately but are not paid out until the director ceases to be a director of Gran Tierra. The Board has discretion to settle the DSUs in common shares or in a cash amount equal to the market value of common shares at the time of settlement. DSUs are not shares and do not carry voting rights. DSUs received by directors in lieu of cash compensation and held by them represent an at-risk investment in Gran Tierra. The value of DSUs is based on the value of the common shares of Gran Tierra, and therefore is not guaranteed.

2019 Non-Executive Director Compensation

Annually, our Board of Directors reviews the competitiveness of our compensation program for non-executive directors. Based on the results of a competitive analysis, supported by the Board’s independent compensation consultant, Mercer (Canada) Limited, and upon the recommendation of the Compensation Committee, the Board decided to maintain the current annual equity retainer and approved an increase in the annual cash retainer from $100,092 to $146,289 for the non-executive board chair and increased the annual cash retainer from $54,281 to $100,477 for all other non-executive directors effective January 1, 2019. The combined cash and equity retainer effective January 1, 2019 for the non-executive board chair increased from $171,312 to $217,508, and the combined cash and equity retainer for all other non-executive directors increased from $96,628 to $142,824. The report prepared by our independent compensation consultant stated that compensation for Gran Tierra’s non-executive directors was well below the 50th percentile for all profiles and significantly below market compared to total cash compensation. As the last increase in director compensation was in January 2016, this adjustment was made to maintain the competitiveness of our director compensation program relative to Gran Tierra’s peer group and in light of maintaining the Company’s ability to recruit US directors.

The director compensation structure for non-executive directors effective January 1, 2019 is as follows:

	2019 Annual Cash Retainer and Travel Fees (1)	2019 Annual Equity Retainer (DSUs, RSUs, Stock Options) (1)

Board Chair	$71,220	$146,289

Board Member	$42,347	$100,477

Audit Committee Chair	$34,647

Other Committee Chairs	$23,098

Committee Members	$11,549

Travel Fee (over three hours) per meeting	$ 1,155

(1)	All compensation to non-employee directors is paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table.

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PROPOSAL 1: ELECTION OF DIRECTORS

The cash retainer portion of the director’s fees can be taken in the form of cash, restricted stock Units (“RSUs”), DSUs or any combination thereof, as elected by each non-employee director. The equity portion must be taken in the form of equity until the stock ownership guideline is achieved. A maximum of 25% of the equity retainer can be taken as stock options which vest immediately and expire after five years. DSUs vest immediately but are not paid out until the director ceases to be a director of Gran Tierra and RSUs vest and are paid out after three years. The number of DSUs, RSUs or stock options credited to each director is calculated by dividing the dollar value of the portion of the director’s retainer to be paid in the form of DSUs, RSUs or stock options by the fair market value on the day of determination. A travel fee is paid to each director for travel over three hours to a Board meeting.

Director Compensation Table

The following table shows for the fiscal year ended December 31, 2019, the value of amounts paid or granted to all non-employee directors of Gran Tierra.

	Fees Earned or Paid in Cash ($) (1)	Equity Retainer		All Other Compensation ($) (4)	Total ($)
		Stock Awards (2)	Stock Options (3)

Peter J. Dey	88,543	75,358	21,652	5,775	191,328

Evan Hazell	88,543	75,358	21,652	1,155	186,708

Robert B. Hodgins	105,867	146,289	0	6,929	259,085

Ronald W. Royal	88,543	75,358	21,652	5,775	191,328

Sondra Scott	76,994	100,477	0	5,775	183,246

David P. Smith	88,543	75,358	21,652	8,084	193,637

Brooke Wade	88,543	75,358	21,652	1,155	186,708

(1)

Amounts reported in this column represent cash and committee retainers. Cash fees that were deferred by an election of a director and received in the form of DSUs (Stock Awards) are reported in the table below. All compensation to non-employee directors is paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table. For 2019 compensation amounts, the exchange rate at December 31, 2019 of one U.S. dollar to Canadian $1.2988 is used.

	Cash Fees - Cash Retainer

	Cash ($)	Stock Awards (DSUs)

Peter J. Dey	—	88,543

Evan Hazell	43,309	45,234

Robert B. Hodgins	105,867	—

Ronald W. Royal	—	88,543

Sondra Scott	—	76,994

David P. Smith	88,543	—

Brooke Wade	—	88,543

(2)

Amounts in the Stock Awards column reflect the aggregate grant date fair value of DSUs computed in accordance with GAAP. The Company currently intends to settle the DSUs outstanding as of December 31, 2019 in cash, and, therefore, DSUs are accounted for as liability instruments. The amounts in this column include DSUs which were issued as a result of an election by the directors to be paid a portion of their retainer in the form of DSUs. The value ultimately realized by each director may or may not be equal to this determined value. As of December 31, 2019, each of the non-employee directors had aggregate outstanding DSUs as follows, all of which were fully vested: Mr. Dey – 200,877; Mr. Hazell – 167,871; Mr. Hodgins – 182,349; Mr. Royal – 234,084; Ms. Scott – 147,775; Mr. Smith – 84,954; and Mr. Wade – 234,084. None of the directors hold RSUs.

(3)

Amounts in the Options Awards column reflect the aggregate grant date fair value computed in accordance with ASC 718. Assumptions made in the valuation of stock options granted are discussed in Note 7 to Gran Tierra’s 2019 Consolidated Financial Statements, which can be found in Item 8 of the Form 10-K filed with the SEC on February 27, 2020.

(4)	Amounts reported in this column represent fees paid for travel to or from a meeting of the Board in excess of three hours per meeting

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Share Ownership Requirements

Gran Tierra maintains a policy requiring directors to acquire common shares and/or DSUs equivalent in value to three times their annual cash retainer within five years from the date of first election to the Board. The following table sets out the non-executive director share ownership requirements for 2019.

Ownership Requirement 2019

Board Chair	3x annual Board cash retainer fees in Common Shares and DSUs 3 X $71,220 = $213,659

Non-Executive Directors	3x annual Board cash retainer fees in Common Shares and DSUs 3 x $42,347 = $127,040

All of the current Directors have met their share ownership requirements as at December 31, 2019.

Name	Common Shares (#)	DSUs (#)	Total Value of Common Shares and DSUs (1) ($)	Share Ownership Requirement ($)	Share Ownership Achievement

Peter J. Dey	20,000	200,877	284,931	127,040	Achieved

Evan Hazell	55,000	167,871	287,504	127,040	Achieved

Robert B. Hodgins	20,000	182,349	261,030	213,659	Achieved

Ronald W. Royal	254,667	234,084	630,489	127,040	Achieved

Sondra Scott	—	147,775	190,630	127,040	Achieved

David P. Smith	470,000	84,954	715,891	127,040	Achieved

Brooke Wade	1,433,600	234,084	2,151,312	127,040	Achieved

(1)	Based on the closing market price of the Company’s shares on December 31, 2019 of $1.29

Prohibition on Hedging and Pledging

We maintain a policy for securities transactions applicable to all employees including officers, directors, and other members of management of the Company which prohibits engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. The policy also prohibits margining or pledging Company securities. In addition, our Insider Trading Policy, among other things, prohibits our officers, directors and employees from trading during quarterly and special blackout periods.

Directors’ and Officers’ Insurance

We maintain an insurance policy for directors’ and officers’ liability which provides coverage for costs incurred to defend and settle claims against directors or officers up to an annual limit of $100 million. The cost of coverage for 2019-2020 is approximately $557,080. Directors and officers do not pay any portion of the premiums. No claims were made or became payable in 2019.

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Audit-Related Matters

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected KPMG LLP as Gran Tierra’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting.

Neither Gran Tierra’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as Gran Tierra’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Gran Tierra and its stockholders.

Representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders raised at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Audit Committee Report

The Audit Committee is a committee of the Board comprised solely of independent directors as required by the listing standards of the NYSE American and rules of the SEC. In accordance with the written Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices or the Company.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019, with management of Gran Tierra and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the audit of those statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Gran Tierra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors,

David P. Smith, Chair

Evan Hazell

Robert B. Hodgins

Ronald W. Royal

30	Gran Tierra Energy 2020 Proxy Statement

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

2018 Change in Independent Auditors

As previously reported in a Current Report on Form 8-K, on March 12, 2018, the Audit Committee of the Board of Directors of the Company approved the dismissal of Deloitte LLP as the Company’s independent registered public accounting firm. On March 12, 2018, the Company notified Deloitte of its dismissal effective immediately. Also, on March 12, 2018, the Committee approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm. KPMG LLP was formally engaged on March 12, 2018.

Deloitte LLP’s reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2017 and in the subsequent interim period through the Dismissal Date, there were (i) no disagreements between the Company and Deloitte LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte LLP, would have caused Deloitte LLP to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). The Company provided Deloitte LLP with a copy of the disclosure from its Current Report on Form 8-K, and requested that Deloitte LLP furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether Deloitte LLP agrees with the disclosures contained in the Company’s Current Report on Form 8-K, and, if not, stating the respects in which it does not agree. The Company received the requested letter from Deloitte LLP and a copy of Deloitte LLP’s letter was filed as Exhibit 16.1 to its Current Report on Form 8-K.

Furthermore, during the fiscal year ended December 31, 2017 and the subsequent interim period through the Dismissal Date, neither the Company nor anyone on its behalf has consulted with KPMG LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The aggregate fees paid by the Company to KPMG LLP (after March 12, 2018) and Deloitte LLP (before March 12, 2018), each an Independent Registered Public Accounting firm, and the independent auditors of Gran Tierra at relevant times, for professional services rendered in Gran Tierra’s last two fiscal years are as follows. In determining the independence of KPMG LLP and/or Deloitte LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining KPMG LLP’s and/or Deloitte LLP’s independence.

	Year Ended December 31,

(Thousands of U.S. Dollars)	2019	2018

Audit Fees	$ 669	$ 561

Audit-related Fees	59	144

Tax Fees (1)	536	451

All Other Fees	5	—

Total Fees	$1,269	$1,156

(1)	Included in Tax Fees are $178 fees related to tax compliance for 2019 (2018 - $140)

Audit Fees

Audit Fees are primarily for the annual audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting, the reviews of the Company’s financial statements included in the Forms 10-Qs, statutory audits, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.

Audit-Related Fees

Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-Related fees paid in 2018 and 2019 were in connection with the Company’s two note offerings.

Gran Tierra Energy 2020 Proxy Statement	31

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Tax Fees

Tax fees were for tax compliance, tax advice and tax planning.

All Other Fees

All other fees related to products and services provided by KPMG LLP other than those described as “Audit fees”, “Audit-related fees” and “Tax fees”.

All services described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee is responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of independent auditors that is intended to maintain the independence from Gran Tierra of the independent auditors. In adopting this policy, our Audit Committee considered the various services that independent auditors have historically performed or may be needed to perform in the future for Gran Tierra. Under this policy:

•

the Audit Committee approves the performance by the independent auditors of audit or permitted non-audit services, subject to restrictions in certain cases, based on the Audit Committee’s determination that such services would not be likely to impair the independence of the independent auditors from Gran Tierra;

•	Gran Tierra’s management must obtain the specific prior approval of our Audit Committee for each engagement of the independent auditors to perform any audit or permitted non-audit services; and

•

the performance by the independent auditors of certain types of services (bookkeeping or other services related to the accounting records or financial statements of Gran Tierra; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, or investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the applicable federal oversight regulatory authority determines, by regulation, is impermissible) is prohibited due to the likelihood that their independence would be impaired.

In its review of all non-audit service fees, our Audit Committee considers, among other things, the possible effect of these services on the independence of our independent auditors. Relevant considerations include, but are not limited to, whether the services are prohibited pursuant to SEC rules, whether the auditors are best positioned to provide the services, and the percentage of total services the non-audit services will comprise.

Any approval required under this policy must be given by our Audit Committee or by the chairperson of the Audit Committee in office at the time, provided that any pre-approval decisions made by the chairperson must be reported to the Audit Committee at its next scheduled meeting. Gran Tierra’s Audit Committee will not delegate its responsibilities to approve services performed by the independent auditors to any member of management. All services rendered by KPMG LLP in 2019 were subject to our pre-approval policy.

32	Gran Tierra Energy 2020 Proxy Statement

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, Gran Tierra’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Gran Tierra’s named executive officers for the last completed fiscal year and the philosophy, policies and practices described in this proxy statement.

The compensation of Gran Tierra’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables that follow, and the narrative disclosure related to such compensation tables contained in this proxy statement. As discussed in those disclosures, Gran Tierra believes that its compensation policies and decisions are consistent with current market practices and are focused on pay-for-performance principles that strongly align the interests of our named executive officers with those of our stockholders. Compensation of Gran Tierra’s named executive officers is designed to enable Gran Tierra to attract and retain talented and experienced executives to lead Gran Tierra successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of Gran Tierra’s named executive officers as described in this proxy statement in pages 37 to 48 by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Gran Tierra’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion related to such compensation tables in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or Gran Tierra. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. At the 2017 annual meeting of stockholders, the stockholders indicated their preference that Gran Tierra solicit a non-binding advisory vote on the compensation of the named executive officers every year. Therefore, unless the Company modifies its policy on the frequency of holding such a vote, the next non-binding advisory vote on the compensation of named executive officers is expected to occur in 2021.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Gran Tierra common stock as of March 10, 2020 (unless otherwise indicated) by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock.

Name of Person or Identity of Group	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Entities affiliated with GMT Capital Corp. (2)	80,258,476	21.9%

BNP Paribas Asset Management USA, Inc. (3)	43,560,836	11.9%

(1)	Based on 366,981,556 shares of common stock outstanding.

(2)

Based upon information contained in Schedule 13G/A filed with the SEC on February 14, 2020. GMT Capital Corp. has shared voting and dispositive authority with respect to 80,258,476 shares. The address of GMT Capital Corp. is 2300 Windy Ridge Parkway, Suite 550, South Atlanta, GA 30339.

(3)

Based upon information contained in Schedule 13G/A filed with the SEC on January 31, 2020. BNP Paribas Asset Management USA, Inc. has sole voting and dispositive authority with respect to 43,560,836 shares. The address of BNP Paribas Asset Management USA, Inc. is 200 Park Avenue, 11th Floor, New York, New York, 10166.

Gran Tierra Energy 2020 Proxy Statement	33

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of Gran Tierra common stock as of March 10, 2020 by (i) each executive officer of Gran Tierra named on page 35, (ii) each current director of Gran Tierra (including director nominees) and (iii) all of Gran Tierra’s executive officers and directors as a group as of March 10, 2020. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name of Person	Common Stock	Shares Which May Be Acquired Within 60 Days (1)	Total Shares Beneficially Owned (2)	Percent of Outstanding Common Stock (3)

Tony Berthelet	42,000	0	42,000	*

Peter J. Dey	20,000	388,262	408,262	*

Ryan Ellson (4)	319,730	623,553	943,283	*

Jim Evans (5)	286,905	361,786	648,691	*

Gary S. Guidry	2,587,200	977,667	3,564,867	1%

Evan Hazell	55,000	349,118	404,118	*

Robert B. Hodgins	20,000	312,842	332,842	*

Susan Mawdsley	n/a	0	n/a	*

Ronald W. Royal	254,667	421,469	676,136	*

Sondra Scott	—	238,741	238,741	*

David P. Smith (6)	470,000	255,226	725,226	*

Brooke Wade (7)	1,433,600	421,469	1,855,069	*

Lawrence West	292,030	361,786	653,816	*

				0

Directors and executive officers as a group (total of 15 persons)	5,925,782	5,026,526	10,952,308	3.0%

*	Less than 1%.

(1)	Includes shares which may be acquired as of or within 60 days after January 10, 2020, upon the exercise of stock options and stock awards held by executive officers and directors.

(2)

Represents the total shares listed under the columns “Common Stock” and “Shares Which May Be Acquired Within 60 Days.” Under SEC rules, beneficial ownership as of any date includes any shares as to which a person, directly or indirectly, has or shares, voting power or dispositive power and also any shares as to which a person has the right to acquire such voting or dispositive power as of or within 60 days after such date through the exercise of any stock option or other right.

(3)	Based on 366,981,556 shares of common stock issued and outstanding as of March 10, 2020.

(4)	The number of common stock includes 30,000 shares owned by Mr. Ellson’s spouse.

(5)	The number of common stock includes 61,000 shares owned by Mr. Evans’ spouse.

(6)	The number of common stock includes 222,500 shares owned by Mr. Smith’s spouse.

(7)	The number of common stock includes 1,006,000 shares owned by Wade Capital Corporation, a corporation owned by Mr. Wade.

34	Gran Tierra Energy 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

EXECUTIVE OFFICERS

Our executive officers as of March 10, 2020, are as follows:

Name	Age	Title

Gary S. Guidry	64	President and Chief Executive Officer

Remi Anthony (“Tony”) Berthelet	49	Chief Operating Officer

Ryan Ellson	44	Executive Vice President and Chief Financial Officer

James (“Jim”) Evans	54	Vice President, Corporate Services

Glen Mah	63	Vice President, Exploration, Ecuador

Rodger Trimble	58	Vice President, Investor Relations

Lawrence West	63	Vice President, Exploration

Gary S. Guidry. For the biography of Mr. Guidry, see “Proposal 1, Election of Directors.”

Anthony (Tony) Berthelet has been our Chief Operating Officer since October 2019. Mr. Berthelet has over 20 years of multi-disciplinary upstream oil and gas experience and eight years of executive level leadership experience. He was previously the President and Chief Executive Officer of Strategic Oil and Gas Ltd., where he focused on implementing operational and organizational efficiencies while growing production and value from light oil fields in Western Canada. Mr. Berthelet gained international leadership experience through project management roles focused on enhanced oil recovery evaluation projects with Vermilion Energy Inc. in France and Nexen Inc. in Yemen. He also managed intelligent completion projects in Ecuador and Russia with Schlumberger. Mr. Berthelet has a Bachelor of Science in Geological Engineering from the University of Saskatchewan, a Project Management Professional designation from the Project Management Institute and is registered with APEGA as a Professional Engineer in Alberta.

Ryan Ellson has been our Executive Vice President and Chief Financial Officer since May 2015. Mr. Ellson has 20 years of experience in a broad range of international corporate finance and accounting roles. Mr. Ellson was Chief Financial Officer of Onza Energy Inc. from January 2015 to May 2015. From July 2014 until December 2014, Mr. Ellson was Head of Finance for Glencore E&P (Canada), an oil and gas company, and prior thereto Vice President, Finance at Caracal Energy, an international oil and gas company listed on the London Stock Exchange with operations in Chad, Africa. He held that position from August 2011 until the company was acquired by Glencore plc for $1.8 billion in July 2014. Mr. Ellson has held management and executive positions with companies operating in Chad, Egypt, India and Canada. In these positions, Mr. Ellson oversaw financial and accounting functions, implemented and oversaw internal financial controls, secured a reserve based lending facility and was involved in multiple capital raises. Mr. Ellson is a Chartered Accountant and holds a Bachelor of Commerce and a Master of Professional Accounting from the University of Saskatchewan.

James Evans has been our Vice President, Corporate Services since May 2015. Mr. Evans has over 28 years of finance and corporate experience including working the last 13 years in the international oil and gas industry. Most recently, Mr. Evans was the Head of Compliance & Corporate Services for Glencore E&P (Canada), an oil and gas company, from July 2014 to December 2014, and prior thereto Vice President of Compliance & Corporate Services at Caracal Energy, an international oil and gas company, from July 2011 to June 2014, in each case where he oversaw the execution of corporate strategy and goals, developed and implemented a robust corporate compliance program, and managed all aspects of information technology, document control, security and administration. Mr. Evans also managed the recruitment, training and retention of staff in both Calgary and Chad. He oversaw the growth of Caracal Energy from seven employees to more than 400 employees as Caracal Energy exceeded 20,000 barrels of oil per day at the time of sale to Glencore. Prior to Caracal, Mr. Evans held senior management and executive positions at Orion Oil and Gas and Tanganyika Oil, with operating experience in Egypt, Syria and Canada. Mr. Evans holds a Bachelor of Commerce degree from the University of Calgary.

Glen Mah has been our Vice President, Exploration, Ecuador since October 2019 and was previously Vice President, Business Development from June 2016 to October 2019 and Director, Exploration of Gran Tierra from February 2016 to June 2016. From 2014 to 2016, Mr. Mah was Head of Geoscience for Maersk Oil Kazakhstan. Mr. Mah is a Petroleum Geologist with extensive management experience covering the execution of exploration programs, field development and asset management for conventional and unconventional hydrocarbons. He has worked with onshore and offshore projects in various petroleum basins in the Americas, Africa, Middle East and Asia. From 2005 until 2008, Mr. Mah was the Chief Geologist with the highly successful Tanganyika Oil Company Ltd. Mr. Mah has Alberta-registered Professional designation with APEGA and holds a Bachelor of Science degree Specialization in Geology from the University of Alberta.

Gran Tierra Energy 2020 Proxy Statement	35

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Rodger Trimble has been our Vice President, Investor Relations since June 2016. Mr. Trimble is a Professional Engineer with over 30 years of experience in domestic and international basins in various management positions. Prior to joining Gran Tierra, Mr. Trimble was Head of Corporate Planning, Budgeting & Finance with Glencore E&P (Canada) Inc., an oil and gas company. In January 2013, Mr. Trimble became Director Corporate Planning, Budget & Business Development with Caracal Energy Inc., an international oil and gas company, which was acquired by Glencore E&P (Canada) in July 2014. He has held several senior management positions ranging from Country Manager in Argentina with Canadian Hunter Exploration, Vice President, Exploitation with Esprit Energy Trust, Manager, Reservoir Engineering with Apache Canada Inc. and Manager, Upstream Evaluations – Frontiers & International with Husky Energy. Mr. Trimble is an Alberta-registered Professional Engineer and a member of APEGA. He received a Bachelor of Science in Petroleum Engineering (with Distinction) from Stanford University.

Lawrence West has been our Vice President, Exploration since May 2015. Mr. West has over 35 years of experience as an executive, explorationist, and geologist. Most recently, Mr. West was Vice President, Exploration at Caracal Energy, an international oil and gas company, from July 2011 to June 2014. Mr. West built a multi-disciplinary team to assess resources and grow reserves in the interior rift basins within Chad and led a successful exploration program. During his tenure he successfully executed two large 2D/3D seismic shoots in remote frontier basins, on time and on budget. Prior to Caracal he has been involved in starting and growing several public and private companies, including Reserve Royalty Corp., Chariot Energy, Auriga Energy and Orion Oil and Gas. Lawrence worked at Alberta Energy Company (“AEC”), where he was on the team that merged with Conwest. He built and led the AEC East team to the Rocky Mountain USA basins. His career began with Imperial Oil working on prospect and reservoir characterization, in multi-disciplinary teams, and as a technical mentor to exploration teams. Mr. West has an Honours Bachelor of Science in Geology from McMaster University and an MBA, specializing in economics, from the University of Calgary.

36	Gran Tierra Energy 2020 Proxy Statement

Compensation Discussion and Analysis

The following discussion provides details regarding our executive compensation program and 2019 compensation arrangements for each of our Named Executive Officers (“NEOs”) who, in 2019 were:

Gary S. Guidry

President and Chief Executive Officer

Ryan Ellson

Executive Vice President and Chief Financial Officer

Tony Berthelet

Chief Operating Officer

Jim Evans

Vice President, Corporate Services

Lawrence West

Vice President, Exploration

Susan Mawdsley*

Former Vice President, Finance and Corporate Controller

*	Ms. Mawdsley’s employment with the Company terminated on October 9, 2019.

Philosophy and Objectives of our Executive Compensation Program

Our compensation philosophy is to provide an attractive, flexible, and market-based total compensation program that is tied to performance and aligns the interests of our NEOs with those of our stockholders. The Company’s objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our stockholders as well as economic growth and respect for the communities in which we have a strong presence. Our compensation philosophy also serves as a means of communicating our goals and standards of conduct and performance, and for motivating and rewarding our NEOs in relation to their achievements. Our compensation philosophy includes the principles described below:

•

Hire and retain top caliber and highly capable executives: Executive officers should have a total compensation package that is market competitive and permits us to hire and retain high-caliber individuals at all levels.

•

Pay for performance: A significant portion of the annual compensation opportunity for our executive officers should be directly tied to the achievement of key operational and financial measures aligned with our strategy, relative TSR and our share price performance. Directly linking pay with our performance is essential to delivering long-term value to our stockholders.

•	Create Stockholder Alignment: A significant portion of compensation should be variable (at risk) and equity-based. Executives are also required to meet significant share-ownership guidelines.

Gran Tierra Energy 2020 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

Responsibilities for Executive Compensation

Compensation decisions for our executive officers are made by the Compensation Committee, with input from our independent compensation consultants as well as from our Chief Executive Officer. The specific roles are summarized below:

Compensation Committee

•   Oversees compensation policies, plans and programs, reviews and determines the compensation to be paid to our executive officers and directors annually.

•   Oversees our annual and long-term incentive plans and programs and periodically assesses our non-employee director compensation program.

•   Approves the goals of our Chief Executive Officer, evaluates our Chief Executive Officer’s performance in light of those goals and objectives and recommends to the Board the approval of the Chief Executive Officer’s annual compensation.

•   Together with our Chief Executive Officer, reviews and approves the corporate performance goals and objectives of our other NEOs and recommends to the Board the approval of the annual compensation package for the other NEOs.

•   Holds executive sessions with no management present.

Board	• Reviews Chief Executive Officer’s performance. • Approves Chief Executive Officer and NEO compensation.

Independent Compensation Consultants

•   Provides the Compensation Committee with independent advice concerning the types and levels of compensation to be paid to our Chief Executive Officer and the other NEOs.

•   Provides market compensation data (e.g., industry compensation surveys and benchmarking data) on base salary, annual incentives and long-term incentives and industry trends.

Chief Executive Officer	• Reviews performance of other NEOs with the Compensation Committee. • Makes recommendations on base salary, annual bonus and long-term incentives awards for the other NEOs.

The Board and the Compensation Committee hold regular executive sessions at the end of each meeting with no representatives of the management team present. Our Chief Executive Officer does not attend any portion of the Compensation Committee or Board meeting at which his compensation is deliberated or approved. Except as described in the table above, our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Gran Tierra. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of Gran Tierra, advice and assistance from compensation consultants, internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee and may amend the engagement with or terminate any such advisor as it deems necessary or appropriate. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2019, the Compensation Committee did not form any subcommittees.

The Compensation Committee and the Board make their compensation decisions for the upcoming year, and review performance for the prior year, generally in the first quarter of the year. For example, annual bonuses in respect of 2019 performance were recommended by the Compensation Committee and approved by the Board in January of 2020.

Assessment of Company Performance

The Compensation Committee uses Company performance measures to establish total compensation ranges relative to our performance and the performance of our comparator groups as outlined on the following page. In addition, the Compensation Committee establishes specific performance measures that determine payouts under cash and equity-based incentive programs.

38	Gran Tierra Energy 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Independent Compensation Consultant

When making determinations regarding executive compensation, the Compensation Committee considers advice from external advisors and third-party compensation surveys as well as the advice of Compensation Committee members and other members of the Board based on their knowledge and experience to set competitive, results driven levels of salary and other compensation.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of independent compensation consultants or other external advisors and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person. The retention of independent compensation consultants and scope of services provided by them are assessed on an annual basis.

The Compensation Committee may select a compensation consultant only after taking into consideration all factors relevant to that person’s independence from management. We will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any independent compensation consultants or other external advisors retained by the Compensation Committee. During 2019, the Compensation Committee engaged the independent compensation consultants to assess the compensation for both the Company’s executive and its directors. In 2019, the Compensation Committee evaluated whether any work provided by its Compensation Committee consultant raised any conflict of interest and determined that it did not.

Risk Considerations

The Compensation Committee and the Board periodically review the risks associated with our compensation policies and practices. These assessments include an examination of the changes in our risk profile over the past year for our compensation policies and practices. Based on this assessment, the Compensation Committee and the Board each determined that these risks were not reasonably likely to have a material adverse effect on us. Among other things, the Compensation Committee and the Board took into consideration the fact that:

•	the current significant weighting towards long-term incentive compensation, the value of which depends on the value of our shares, discourages short-term risk taking;

•	our annual incentive compensation program includes several different metrics, preventing NEOs from focusing on one metric at the exclusion of other important performance goals;

•

our compensation program is appropriately balanced such that if annual bonus targets are not achieved, base pay and long-term incentive compensation will still provide the executives with a reasonable amount of compensation;

•	stock options and PSUs for executives vest over three years, which discourages short-term risk taking;

•	our clawback policy permits us to recover executive compensation in the case of fraud or intentional misconduct requiring a material restatement of financial results;

•	stock ownership guidelines encourage a long-term perspective by our executives; and

•	incentive awards are decided by the Compensation Committee and recommended to the Board for approval.

Compensation Peer Group – 2019

The following is our peer group for executive compensation purposes. The companies in the executive compensation peer group were selected as they are of similar size as Gran Tierra, are in the same line of business, and are listed on a major exchange in Canada or the United States.

Athabasca Oil Corporation	Baytex Energy Corp.

Bonavista Energy Corporation	Carrizo Oil & Gas, Inc.

Denbury Resources Inc.	Eclipse Resources Corporation

Extraction Oil & Gas, Inc.	Frontera Energy Corporation

Geopark Limited	Kosmos Energy Ltd.

Laredo Petroleum, Inc.	Matador Resources Company

Paramount Resources Ltd.	Parex Resources Inc.

Transglobe Energy Corporation	Whitecap Resources Inc.

The Company has a separate peer group for evaluating performance which is further explained on page 44.

Gran Tierra Energy 2020 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

In January 2019, the Committee reviewed market data provided by our independent compensation consultant for each NEO (other than Mr. Berthelet, who had not yet joined the Company), as compared to our peer group with respect to 2018 total direct compensation, both at target and actual. In this review, the Committee compared each executive’s compensation to that of the corresponding position in the applicable peer group. The comparison of total direct compensation to our peer group was as follows:

NEO	2018 Target Total Direct Compensation Against 2019 Peer Group (Before 2019 Compensation Actions)

Gary Guidry	Below 25th percentile

Ryan Ellson	Below 50th percentile

Jim Evans	Below 50th percentile

Lawrence West	Below 50th percentile

Elements of Our Compensation Program

Our executive compensation program includes a mix of fixed and variable pay with performance periods ranging from one to five years. The primary elements are summarized in the table below:

Compensation	Fixed/Variable	Cash/Equity	Time Period	Goal

Base Salary	Fixed	Cash	1 year	Provide fixed level of income

Short-term Incentive	Variable	Annual cash bonus	1 year	Reward contribution to annual corporate and individual performance

Long-term Incentive	Variable	PSUs Stock options	3 years 5 years	Reward medium and long-term performance

Base Salary

We pay base salaries in order to attract and retain talented executives and to provide our NEOs with a fixed base of cash compensation. The salaries typically reflect each NEO’s experience, skills, knowledge and responsibilities. Competitive market conditions also have an impact on setting salary levels. The salaries of our NEOs are reviewed on an annual basis by our Chief Executive Officer (other than with respect to his own salary, which is reviewed and determined by the Compensation Committee). Based on the findings of the review by the Compensation Committee which found that the base salary for each of our NEO’s was below the 50th percentile when compared to our Compensation peer group, the base salaries of the NEOs for fiscal 2019 was adjusted as shown in the table below:

Name	2019 Base Salary ($)	2018 Base Salary (1) ($)	% Increase 2018-2019

Gary S. Guidry	$461,965	$307,977	50

Ryan Ellson	$327,225	$250,231	31

Tony Berthelet (2)	$307,977	n/a	n/a

Jim Evans	$288,728	$230,982	25

Lawrence West	$288,728	$230,982	25

Susan Mawdsley (3)	$230,982	$230,982	—

(1)	For ease of comparison, amounts reported in this column are converted from Canadian dollars and Colombia pesos to U.S. dollars at the exchange rate at December 31, 2019.

(2)	Mr. Berthelet joined the Company effective October 18, 2019; see page 49 for actual amount of salary paid in 2019.
(3)	Ms. Mawdsley’s employment with the Company terminated on October 9, 2019; see page 49 for actual amount of salary paid in 2019.

Short Term Incentives – Cash Bonus

One of our key compensation objectives is for a significant portion of each NEO’s compensation to be tied to Company performance. Our annual cash bonus plan provides opportunities for our executives, including the NEOs, to earn annual cash bonuses tied to the successful achievement of key operational, financial and market objectives that that drive our business and stockholder value.

40	Gran Tierra Energy 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In January 2019, the Compensation Committee approved the annual bonus target for each of our NEOs which were calculated as a percentage of their respective base salaries.

The value of the bonus is calculated as below:

Bonus Payment Amount	=	Salary	x	Bonus Target %	x	(	Individual Weighting x Individual Rating	+	Corporate Weighting x Corporate Rating	)

The following bonus structure was approved by the Compensation Committee for the following executives in connection with 2019 performance which was unchanged from the previous year:

Name	Target Payout as a % of Base Salary	Corporate Performance Weighting	Individual Performance Weighting

Gary S. Guidry	100%	100%	—%

Ryan Ellson	80%	80%	20%

Tony Berthelet	80%	80%	20%

Jim Evans	50%	60%	40%

Lawrence West	50%	60%	40%

Susan Mawdsley	50%	60%	40%

Assessment of Individual Performance

Individual performance has a significant impact on the annual cash bonus for NEOs other than the Chief Executive Officer and is weighted between 20% and 40% of the award with the remaining amount being driven by our performance relative to our corporate performance measures. The individual performance rating for each NEO, other than the Chief Executive Officer, is determined through a formal performance evaluation conducted with the Chief Executive Officer. The performance evaluation measures how each NEO performs against criteria directly related to their position.

Gran Tierra Energy 2020 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

2019 Corporate Performance Goals and Scores

At the beginning of each fiscal year, the Board of Directors approves the measures (and associated performance targets) that will be used to measure corporate performance for the fiscal year. For 2019, the Board of Directors approved eight goals based on the Company’s budget and operating plan that were considered to be the key drivers to the success of the Company’s business plan for the year, which were used as corporate performance metrics to determine the 2019 annual bonus structure (40% operational, 30% financial, 10% market and 20% strategic). Each of the measures had a threshold level of performance which had to be reached for the measure to contribute to a payout. There is a target level of performance for each element and a stretch level of performance above threshold. Between threshold and target performance, and between target and the stretch maximum, performance factors are graduated according to the performance level actually reached. The Board of Directors met in January 2020 to assess the Company’s 2019 performance relative to the pre-established targets. The following table summarizes the results of the assessment:

Metric	Relative Weighting Factor	2019 Corporate Targets (Threshold, Target and Maximum)	2019 Performance Factor Level	Performance Factor

Operational Goals

Gross Field Reserve 2P Additions (MMBOE) (1)	15%	12 – 15 – 18	Above Threshold	5

2P Finding & Development and Acquisition Costs (“FD&A”), including Future Development Costs ($/BOE) (2)	10%	15 – 12 – 10	Below Threshold	0

WI Production before royalties (BOEPD)	15%	40 – 41 – 42	Below Threshold	0

Financial Goals

General & Administration Expenses ($/BOE)	10%	72 – 66 – 60	Above Target	18

Cash Costs ($/BOE) (3)	10%	11 – 9.5 – 8.5	Below Threshold	0

Funds Flow from Operations ($ millions) (4)	10%	345 – 370 – 395	Below Threshold	0

Market Goals

Increase in NAV/share (5)	10%	8 – 10 – 12	Below Threshold	0%

Strategic Goals (6)	20%	1 – 2 – 3	Partially Met Target	10%

	100%			33%

(1)	2P reserves have been calculated in compliance with NI 51-101 and COGEH and are based on the GTE McDaniel Reserves Report. See “Disclosure of Oil and Gas Information” for important information.

(2)

FD&A costs are calculated as estimated exploration and development capital expenditures in Colombia, divided by the applicable reserves additions both before and after changes in FDC. The FD&A cost calculation also includes the capital expenditures, reserves, and FDC related to acquisitions and divestitures in the total amounts. The calculation of FD&A costs incorporates the change in FDC required to bring proved undeveloped and developed reserves into production. The aggregate of the exploration and development costs incurred in the financial year and the changes during that year in estimated FDC, including those relating to acquisitions and dispositions, may not reflect the total FD&A costs related to reserves additions for that year. Management uses FD&A costs per BOE as a measure of its ability to execute its capital program and of its asset quality.

(3)	Cash costs includes operating, transportation and commercialization expenses.

(4)

Funds flow from operations is a non-GAAP measure and does not have a standardized meaning under generally accepted accounting principles in the United States of America (“GAAP”). Funds flow from operations, as presented, is net income or loss adjusted for DD&A expenses, deferred tax expense or recovery, stock-based compensation expense, amortization of debt issuance costs, non-cash lease expense, lease payments, cash settlement of RSUs, unrealized foreign exchange, financial instruments gains or losses, cash settlement of financial instruments and other loss. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results.

(5)	See page 44 for further details of NAV.

(6)

The 2019 Strategic Goals include targets set by the Compensation Committee relating to exploration discoveries and other strategic initiatives which were included in the Company’s 2019 strategic and annual budget plan and approved by the Board.

42	Gran Tierra Energy 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Actual Annual Cash Bonuses Earned for 2019

The following table shows the 2019 annual cash bonus awards earned by each NEO:

	2019 Salary	Target Payout as a % of Base Salary	2019 Cash Bonus Awarded ($) (1)	2019 Cash Bonus (% of Base Salary)

Gary S. Guidry	461,965	100%	152,448	33%

Ryan Ellson	327,225	80%	147,829	45%

Tony Berthelet (2)	63,175	80%	28,488	45%

Jim Evans	288,728	50%	115,491	40%

Lawrence West	288,728	50%	83,924	29%

Susan Mawdsley (3)	230,982	50%	n/a	n/a

(1)	2019 Cash Bonuses were paid on February 15, 2020.

(2)	Mr. Berthelet joined the Company effective October 18, 2019.

(3)	Ms. Mawdsley’s employment with the Company terminated on October 9, 2019 and, as such, she did not receive a cash bonus for 2019.

Long-Term Equity Incentive Program

Our equity compensation program has been designed to incorporate equity awards that vest based on the achievement of key operational goals established by the Board of Directors as described below. Approximately 80% of the value of equity awards granted in 2019 consisted of PSUs and 20% of the value of equity awards consisted of stock options, based on the fair value at grant date.

2019 PSUs Granted

As part of our long-term incentive plan, PSUs are designed to create a link between executive compensation and increased stockholder value by rewarding NEOs for achievement against key performance metrics over a three-year period. Our goal is to further incentivize our executives to achieve the operational goals established by the Board and to increase share and net asset value for our stockholders.

Each PSU entitles the holder to be issued the number of common shares designated in the performance award multiplied by a payout multiplier, with such common shares (or cash equal in value to such shares) to be issued on dates determined by the Compensation Committee, but no later than March 10 of the year following the year in which the last performance period applicable to the award ends. The payout multiplier is dependent on the performance of the Company relative to pre-defined corporate performance measures for the period. The number of PSUs that vest may range from zero to 200% of the target number granted based on the performance multiplier earned under the terms of the award agreement. Each recipient must also remain in the continuous service of Gran Tierra from the date of grant through the date of settlement in order for the award to vest. PSUs are granted annually.

The PSUs granted to our NEOs in 2019 may become fully vested at the end of the three-year performance period, based upon our performance with respect to four separate performance periods as follows:

Performance Period	Percentage of Target Award Subject to Performance Period

January 1, 2019 – December 31, 2019	20%

January 1, 2020 – December 31, 2020	20%

January 1, 2021 – December 31, 2021	20%

January 1, 2019 – December 31, 2021	40%

100%

The calculation of the performance multiplier is as follows:

•	50% weighting: Gran Tierra’s Relative Total Shareholder Return (“TSR”);

•	25% weighting: Gran Tierra’s Net Asset Value (“NAV”) per shares; and

•	25% weighting: execution of strategy (as determined by the Board).

Total Shareholder Return. The Compensation Committee believes that the comparison of Gran Tierra’s TSR over a specified period of time to the returns of peer companies over the same period is an objective external measure of the Company’s effectiveness in translating its results into stockholder returns. TSR is calculated by comparing Gran Tierra’s change in share price

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COMPENSATION DISCUSSION AND ANALYSIS

plus reinvestment of dividends relative to the performance of a pre-selected peer group of companies with respect to the same measures. The framework included in the table below is used in determining our relative TSR. Results between the performance levels are interpolated on a linear basis.

Performance Level	Annualized TSR Above/Below Median of Peers	Payout Multiplier (% of the Target Award)

Threshold	-15%	0

Target	At median	100

Maximum	20%	200

The Compensation Committee approved the following total shareholder return performance peer group (the “Performance Peer Group”) for the 2019 PSUs:

Baytex Energy Corp.	Frontera Energy Corporation (formerly Pacific Exploration & Production Corp.)

Callon Petroleum Company	Oasis Petroleum Inc.

Canacol Energy Ltd.	Obsidian Energy Ltd. (formerly Penn West Petroleum Ltd.)

Carrizo Oil & Gas Inc.	Parex Resources Inc.

Contango Oil & Gas Company	Synergy Resources Corp.

Jones Energy Inc.	Tamarack Valley Energy Ltd.

Kosmos Energy Ltd.	TransGlobe Energy Corp.

Matador Resources Company	W&T Offshore Inc.

If any of the peer companies undergoes a change in corporate capitalization or a corporate transaction (including, but not limited to, a going-private transaction, bankruptcy, liquidation, merger or consolidation) during the performance period, the Compensation Committee will undertake an evaluation to determine whether such peer company will be replaced. The Committee has pre-approved Denbury Resources Inc. and EP Energy Corporation as replacement companies.

The Performance Peer Group was developed with the assistance of our independent compensation consultants to meet at least one of the following specifications: an enterprise value of at least $1 billion; Proved Reserves of 30 million BOE; WI production before royalties of 20,000+ BOEPD; production to be at least 50% oil and natural gas liquids. Enterprise value was calculated as the market value of our common stock plus the market value of debt minus cash and investments.

Net Asset Value. NAV per share is calculated as before tax net present value discounted at 10% minus estimated net debt, divided by the number of shares of Gran Tierra’s common stock issued and outstanding. Management uses NAV per share as a measure of the relative change of Gran Tierra’s net asset value over its outstanding common stock over a period of time. NAV per share was chosen as a performance metric for our PSUs because it provides an indication of the value of the Company’s reserves on a per share basis. Growth in NAV per share demonstrates the Company’s ability to increase the underlying value of the Company without diluting stockholders. The framework included in the table below is used to assess NAV per share performance. Results between the performance levels are interpolated on a linear basis.

Performance Level	Compound Annual Growth in NAV/share	Payout Multiplier (% of the Target Award)

Threshold	less than 8%	0

Target	8%	100

Maximum	12%	200

Strategy. Execution of strategy was chosen as a performance metric for our PSUs because it provides a link to the Company’s success in meeting key milestones and achieving its strategic goals. The Strategic Goals included metrics set by the Compensation Committee relating to acquisitions, exploration discoveries, financing and exploration commitments which have been included in the Company’s annual budget and subsequently approved by the Board.

44	Gran Tierra Energy 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following table lists the number of PSUs awarded in 2019 at minimum, target, and maximum levels:

	Minimum # of units	Target # of units	Maximum # of units

Gary S. Guidry	0	545,455	1,090,910

Ryan Ellson	0	372,727	745,454

Tony Berthelet	0	730,435	1,460,870

Jim Evans	0	217,532	435,064

Lawrence West	0	217,532	435,064

Susan Mawdsley (1)	0	155,844	311,688

(1)	Ms. Mawdsley’s employment with the Company terminated on October 9, 2019, and, as such, all PSUs held by Ms. Mawdsley were forfeited on October 9, 2019.

2019 Performance Results. In January 2020, the Compensation Committee confirmed and approved the performance results for the portion of the 2019 annual PSU awards that vest based on performance during the one-year performance period ended December 31, 2019 and continued employment through the end of 2019.

For the performance period ended December 31, 2019, the performance results were as follows:

	2019 Performance Factor Level	Weighting	Payout Multiplier

TSR – Relative TSR above or below median of peers	Below Target	50%	0.00

NAV – Compound annual growth in NAV per share	Below Target	25%	0.00

Strategy	Partially Met	25%	0.33

Total Multiplier			0.08

The PSUs granted in 2017 vested on December 31, 2019 and the calculation of the performance multiplier for the three-year period is as follows:

Year	Performance Multiplier

2017	1.63

2018	1.34

2019	0.08

Three-Year	1.15

TOTAL MULTIPLIER	1.07

Stock Options

Stock options provide NEOs with an option to purchase Gran Tierra common shares at a future date at the exercise price determined at the time of grant.

Our Compensation Committee and Board continues to believe that time-vested stock options are an important element of our equity compensation program because they serve as a strong retention tool while ensuring that the recipient only receives value upon an increase in the value of our common stock. Stock options within the LTIP mix account for 20% of the value of equity awards granted.

Stock options vest pro-rata annually over three years, beginning with the first anniversary of the date of grant, and have a term of five years, subject to the officer’s continuous provision of services to Gran Tierra through the vesting date (except as otherwise provided in an officer’s award agreement or any employment agreement with Gran Tierra). The exercise price for our stock options is equal to the market price per share at the time of grant. The Compensation Committee meets in the first quarter each year to evaluate, review and approve the annual stock option award design and level of awards for the NEOs.

RSUs

No RSUs were granted to NEOs in 2019 as the program has been replaced with grants of PSUs for our executives.

Gran Tierra Energy 2020 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards Granted During 2019

In 2019, the Compensation Committee approved the following awards under our 2007 Equity Incentive Plan for the NEOs:

	Total LTI Grant Date Fair Value ($)	PSUs		Stock Options
		Target # of units	Grant Date Fair Value ($) (1)	# of options	Grant Date Fair Value ($) (1)

Gary S. Guidry	1,581,976	545,455	1,265,456	291,667	316,520

Ryan Ellson	1,081,016	372,727	864,727	199,306	216,289

Tony Berthelet	925,559	730,435	759,652	376,119	165,907

Jim Evans	630,905	217,532	504,674	116,319	126,231

Lawrence West	630,905	217,532	504,674	116,319	126,231

Susan Mawdsley (2)	451,992	155,844	361,558	83,333	90,434
(1)

The grant date fair value reported in this column is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation – Stock Compensation (“ASC 718”).

(2)	All PSUs held by Susan Mawdsley were forfeited on October 9, 2020.

Benefits

The NEOs are eligible for full participation in all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by Gran Tierra for its employees and executive officers. Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for corporate health services and other limited perquisites provided on a case-by-case basis. In addition, our employees including our executive officers will be paid 100% of their base salary in the event they become disabled while still employed by us, until such time as the executive officer begins to receive long-term disability insurance benefits which is intended to pay two-thirds of base salary to a maximum of $15,000/month to age 70. These are standard basic benefits in our industry and help to retain and recruit key talent.

Share Ownership Guidelines

We have implemented share ownership guidelines for all of our executives, which are designed to align their long-term financial interests with those of our stockholders. The NEO share ownership guidelines are as follows:

Position	Guideline	Ownership Relative to Base Salary as of December 31, 2019

Chief Executive Officer	3 X base salary	Exceeds

Chief Financial Officer	2 X base salary	Exceeds

Chief Operating Officer	2 X base salary	In-Progress

Other NEOs	1 X base salary	Exceeds

If at any time an executive officer does not meet their ownership requirement, they must retain (a) any of our Common Stock owned by them (whether owned directly or indirectly) and (b) any net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement is met, in each case unless otherwise approved by the Compensation Committee. For this purpose, “net shares” means the shares of stock that remain after shares are sold or withheld to (i) pay the exercise price for a stock option award or (ii) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.

Compliance with these requirements is evaluated as of December 31 of each year. The value of an individual’s share ownership as of such date is determined by multiplying the number of shares of our stock or other eligible equity interests held by the individual by the greater of the purchase price of the stock or the closing price on December 31 of each year.

In determining stock ownership levels, we include shares of common stock held directly or indirectly by the officer (including shares beneficially owned in a trust, by a limited liability company or partnership, and by a spouse and/or minor children). Outstanding RSUs, PSUs and unexercised stock options are not included. If an executive officer does not satisfy the stock ownership requirements, they must retain all shares acquired on the vesting of equity awards or the exercise of stock options (net of exercise costs and taxes) until compliance is achieved.

46	Gran Tierra Energy 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the number and value of shares owned at December 31, 2019 compared with the minimum share ownership guideline:

	Number of Shares Owned as of December 31, 2019	Value of Shares owned as of December 31, 2019 (1)	Value of Shares Based on Original Purchase Price	Minimum Ownership Per Guideline

Gary S. Guidry	2,587,200	$3,337,488	$7,710,989	$1,385,895

Ryan Ellson	319,730	$412,452	$831,390	$654,450

Tony Berthelet	42,000	$54,180	$44,940	$615,953

Jim Evans	286,905	$370,107	$778,475	$288,728

Lawrence West	292,030	$376,719	$796,281	$288,728

Susan Mawdsley (2)	n/a	n/a	n/a	n/a

(1)	Value is calculated based on the closing price of the Company’s shares on the NYSE American on December 31, 2019, which was $1.29.
(2)	Ms. Mawdsley’s employment with the Company terminated prior to the end of the year.

Clawback Provisions

The Company has adopted a policy specifying that if an executive engages in fraud or intentional misconduct that requires a material restatement of financial results, and the fraud or intentional misconduct results in an incorrect determination that an incentive compensation performance goal had been achieved, the Board may take action to recover any incentive compensation resulting from the incorrect determination that had been paid to the executive during the three-year period preceding the filing of the accounting restatement.

Prohibition on Speculative Trading of Company Stock

We maintain a policy for securities transactions applicable to all employees including officers, directors, and other members of management of the Company which prohibits engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. The policy also prohibits margining or pledging Company securities. In addition, our Insider Trading Policy, among other things, prohibits our officers, including our NEOs, directors and employees from trading during quarterly and special blackout periods.

Employment Agreements

The Compensation Committee approves the terms of all NEO employment agreements. The terms of those agreements were structured to attract and retain persons key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In assessing whether the terms of the employment agreements were competitive, the Compensation Committee received advice from our independent compensation consultant and reviewed appropriate surveys and industry benchmarking data. The employment agreements do not have a fixed term. No changes were made to any of the NEO employment agreements already in place during 2019. The terms of the NEO employment agreements provide for certain payments and benefits in connection with a termination of employment and corporate transaction. The Compensation Committee believes these payments allow management to focus their attention and energy on making objective business decisions that are in the best interests of stockholders without allowing personal considerations to affect the decision-making process. Additionally, executive officers at other companies in our industry and the general market in which we compete for executive talent commonly provide post-termination payments, and we have consistently provided this benefit to certain executives in order to remain competitive in attracting and retaining skilled professionals in our industry. In 2017, the Company’s pay practices were amended so that no new employment agreements entered into between Gran Tierra and executive officers will include any provisions that provide for excise tax gross-ups or change in control “Single” or “Modified Single” triggers of severance payments or equity vesting accelerations. During 2019, the Company entered into a new employment agreement with Tony Berthelet which does not include any provisions for excise tax gross-ups or change in control “Single” or “Modified Single” triggers of severance payment or equity vesting accelerations

Say on Pay Advisory Vote on Executive Compensation

The Company asked stockholders to vote on a “say-on-pay” advisory vote on our executive compensation in 2019 at the 2019 annual meeting of stockholders. Stockholders expressed substantial support for the compensation of our named executive officers,

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COMPENSATION DISCUSSION AND ANALYSIS

with approximately 96.5% of the votes cast in favor of the “say-on-pay” advisory vote. The Compensation Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives and review of peer group data, each of which is evaluated in the context of the Compensation Committee’s duty to act in the best interests of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosure under “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Brooke Wade, Chair

Peter J. Dey

Robert B. Hodgins

David Smith

48	Gran Tierra Energy 2020 Proxy Statement

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our NEOs for their performance during the years ended December 31, 2019, 2018, and 2017.

Name and Position	Year	Salary ($) (1)	Stock Awards (3) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)

Gary S. Guidry President and Chief Executive Officer	2019	461,965	1,265,456	316,520	152,448	11,359	2,207,748
	2018	293,212	872,681	218,046	208,181	9,434	1,601,554
	2017	318,852	836,792	209,713	404,145	6,804	1,776,306

Ryan Ellson Executive Vice President & Chief Financial Officer	2019	327,225	864,727	216,289	147,829	10,620	1,566,690
	2018	238,235	632,071	157,928	156,135	10,078	1,194,447
	2017	259,067	606,006	151,877	262,256	6,804	1,286,010

Tony Berthelet Chief Operating Officer	2019	63,175	759,652	165,907	28,488	4,791	1,022,013
	2018	n/a	n/a	n/a	n/a	n/a	n/a
	2017	n/a	n/a	n/a	n/a	n/a	n/a

Jim Evans Vice President, Corporate Services	2019	288,728	504,674	126,231	115,491	244,486	1,279,610
	2018	219,909	374,007	93,449	96,027	226,909	1,010,301
	2017	239,139	358,515	89,828	150,658	89,697	927,837

Susan Mawdsley Former Vice President, Finance and Corporate Controller	2019	182,861	361,558	90,434	0	512,381	1,147,234
	2018	219,909	374,007	93,449	90,896	4,860	783,121
	2017	239,139	358,515	89,828	117,975	5,520	810,977

Lawrence West Vice President, Exploration	2019	288,728	504,674	126,231	83,924	7,994	1,011,551
	2018	219,909	374,007	93,449	96,027	129,857	913,249
	2017	223,430	356,440	94,229	125,866	247,069	1,047,034

(1)

All compensation is paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table. For 2019 compensation amounts, the exchange rate at December 31, 2019 of one U.S. dollar to Canadian $1.2988 is used.

(2)

Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of RSU and PSU awards, computed in accordance with ASC 718, disregarding estimated forfeitures. The PSU awards are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date. For a discussion of valuation assumptions, see Note 7 – Share Capital of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2019. Assuming maximum performance is achieved, the value of PSUs based on the price of the Company’s shares at the date of grant would be as follows: Gary S. Guidry – $2,530,911; Ryan Ellson – $1,729,453; Tony Berthelet – $1,519,305; Jim Evans – $1,009,348; and Lawrence West – $1,009,348.

(3)

Amounts reported in the “Option Awards” column represent the aggregate grant date fair value of stock options, computed in accordance with ASC 718. The value ultimately realized by the NEOs upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 7 – Share Capital of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)	Amounts reported in the “Non-equity Incentive Plan Compensation” column for each year represent the amount earned in that year, irrespective of when the amount was paid.

(5)

Amounts reported in the “All Other Compensation” column include severance payments, vacation pay, parking and transportation allowances, corporate health and group term life insurance, and other perquisites, as shown in the table below

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EXECUTIVE COMPENSATION

Name	Corporate Health and Group Term Life Insurance ($)	Parking and Transportation Allowance ($)	Other ($)		Total ($)

Gary S. Guidry	5,684	5,675	—		11,359

Ryan Ellson	4,945	5,675	—		10,620

Tony Berthelet	3,627	1,164	—		4,791

Jim Evans	4,217	—	240,269	(1)	244,486

Lawrence West	4,298	3,696	—		7,994

Susan Mawdsley	4,551	2,926	504,904	(2)	512,381

(1)

Consists of $74,975 for allowance for housing and utilities; $60,185 for driver, vehicle and vehicle expenses; $79,400 for foreign service and hardship allowance; $12,704 for goods and services costs and $13,005 for language training and club membership. Mr. Evans resides in Bogota, Colombia.

(2)	Consists of $491,578 for severance payment; $4,442 for vacation payout; and $8,884 for other severance related payments.

2019 GRANTS OF PLAN-BASED AWARDS

The following table shows certain information regarding grants of plan-based awards granted to the NEOs for the fiscal year ended December 31, 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (#)	Awards ($/Sh)	Awards ($) (1)

Gary S. Guidry		$0	461,965	923,930

	2019/03/01				0	545,455	1,090,910

	2019/03/01							291,667	2.32	316,520

Ryan Ellson		$0	261,780	523,560

	2019/03/01				0	372,727	745,454

	2019/03/01							199,306	2.32	216,289

Tony Berthelet		$0	50,540	101,080

	2019/03/01				0	730,435	1,460,870

	2019/03/01							376,119	1.04	165,907

Jim Evans		$0	144,364	288,728

	2019/03/01				0	217,532	435,064

	2019/03/01							116,319	2.32	126,231

Lawrence West		$0	144,364	288,728

	2019/03/01				0	217,532	435,064

	2019/03/01							116,319	2.32	126,231

Susan Mawdsley		$0	115,491	230,982

	2019/03/01				0	155,844	311,688

	2019/03/01							83,333	2.32	90,434

(1)

The amounts in this column reflect the aggregate grant date fair value of awards granted to NEOs in 2019 computed in accordance with ASC 718, disregarding estimated forfeitures. The value ultimately realized by each NEO upon the actual vesting of the award(s) or exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of the valuation assumptions, see Note 7 – Share Capital of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2019.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards held by each of the NEOs.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Unearned Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Gary S. Guidry	600,000	0		3.69	May 11, 2020	348,392	(2)	449,426	0		0

	190,500	0		2.66	March 1, 2021	94,688	(3)	122,147	576,605	(4)	743,821

	122,800	61,400	(5)	2.57	March 2, 2022	8,727	(6)	11,258	872,728	(7)	1,125,819

	64,367	128,726	(8)	2.47	March 1, 2023

	0	291,667	(9)	2.32	March 1, 2024

Ryan Ellson	350,000	0		3.69	May 11, 2020	252,306	(2)	325,475	0		0

	138,000	0		2.66	March 1, 2021	68,581	(3)	88,469	417,627	(4)	538,739

	88,933	44,467	(5)	2.57	March 2, 2022	5,964	(6)	7,693	596,363	(7)	769,309

	46,620	93,242	(8)	2.47	March 1, 2023

	0	199,306	(9)	2.32	March 1, 2024

Tony Berthelet	0	376,119	(10)	1.04	Nov. 8, 2024	11,687	(6)	15,076	1,168,691	(7)	1,507,612

Jim Evans	200,000	0		3.69	May 11, 2020	149,265	(2)	192,552	0		0

	81,600	0		2.66	March 1, 2021	40,581	(3)	52,349	247,118	(4)	318,782

	52,600	26,300	(5)	2.57	March 2, 2022	3,481	(6)	4,490	348,051	(7)	448,986

	27,586	55,173	(8)	2.47	March 1, 2023

	0	116,319	(9)	2.32	March 1, 2024

Lawrence West	200,000	0		3.69	May 11, 2020	149,265	(2)	192,552	0		0

	81,600	0		2.66	March 1, 2021	40,581	(3)	52,349	247,118	(4)	318,782

	52,600	26,300	(5)	2.57	March 2, 2022	3,481	(6)	4,490	348,051	(7)	448,986

	27,586	55,173	(8)	2.47	March 1, 2023

	0	116,319	(9)	2.32	March 1, 2024

(1)	Calculated using $1.29 which is the closing price of Gran Tierra’s shares on December 31, 2019.

(2)	These amounts include the tranches of the PSU awards granted in March of 2017 which vested December 31, 2019 and were settled in February 2020.

(3)

Provided that our NEOs remain employed through the settlement date, these amounts represent the number of common shares, or their cash equivalent, deliverable to each NEO with respect to the first and second tranches (representing 40% of the target amount) of the PSU award granted on March 2, 2018. These amounts represent the actual number of common shares, or their cash equivalent, earned pursuant to the terms of the PSUs for the performance period from January 1, 2018 through December 31, 2018 and the period January 1, 2019 through December 31, 2019. The first tranche became earned at 134% of target and the second tranche became earned at 108% of target. The awards are enumerated in this column because while the performance element of vesting for the awards has been fulfilled, the continued service requirement for vesting has not. If the NEOs do not remain employed through the settlement date, they will forfeit the awards. As such, the awards were not fully vested as of December 31, 2019.

(4)

These amounts include the tranches (representing 40% of the target amount) of the PSU award granted on March 2, 2018 the vesting of which is still subject to company performance. The applicable performance period for the third tranche (representing 20% of the target amount) is January 1, 2020 through December, 2020. The fourth tranche (representing 40% of the target amount) has a performance period which began on January 1, 2018 and will end on December 31, 2020. Because our performance during 2018 and 2019 exceeded target, the amounts above

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EXECUTIVE COMPENSATION

represent the maximum number of the PSUs that may vest. The actual number of PSUs that vest pursuant to the PSU award granted on March 2, 2018 will depend on our performance over the applicable performance periods and the NEOs continued employment through the date of settlement.

(5)

The right to exercise the options vest one-third on March 2, 2018, one-third on March 2, 2019, and one-third on March 2, 2020, in each case if the option holder is still employed by Gran Tierra on such date.

(6)

Provided that our NEOs remain employed through the settlement date, these amounts represent the number of common shares, or their cash equivalent, deliverable to each NEO with respect to the first tranche (representing 20% of the target amount) of the PSU award granted on March 1, 2019 (or November 8, 2019 in the case of Tony Berthelet). These amounts represent the actual number of common shares, or their cash equivalent, earned pursuant to the terms of the PSUs for the performance period from January 1, 2019 through December 31, 2019. This tranche became earned at 108% of target. The awards are enumerated in this column because while the performance element of vesting for the awards has been fulfilled, the continued service requirement for vesting has not. If the NEOs do not remain employed through the settlement date, they will forfeit the awards. As such, the awards were not fully vested as of December 31, 2019.

(7)

These amounts include the tranches (representing 80% of the target amount) of the PSU award granted on March 1, 2019 the vesting of which is still subject to company performance. The applicable performance period for the second tranche (representing 20% of the target amount) is January 1, 2020 through December 31, 2020, and the applicable performance period for the third tranche (representing 20% of the target amount) is January 1, 2021 through December, 2021. The fourth tranche (representing 40% of the target amount) has a performance period which began on January 1, 2019 and will end on December 31, 2021. Because our performance during 2019 exceeded target, the amounts above represent the maximum number of the PSUs that may vest. The actual number of PSUs that vest pursuant to the PSU award granted on March 2, 2019 (or November 8, 2019 in the case of Tony Berthelet) will depend on our performance over the applicable performance periods and the NEOs continued employment through the date of settlement.

(8)

The right to exercise the options vest one-third on March 1, 2019, one-third on March 1, 2020 and one-third on March 1, 2021, in each case if the option holder is still employed by Gran Tierra on such date.

(9)

The right to exercise the options vest one-third on March 1, 2020, one-third on March 1, 2021 and one-third on March 1, 2022, in each case if the option holder is still employed by Gran Tierra on such date.

(10)

The right to exercise the options vest one-third on November 8, 2020, one-third on November 8, 2021 and one-third on November 8, 2022, in each case if the option holder is still employed by Gran Tierra on such date.

2019 OPTION EXERCISES AND STOCK VESTED

The following table presents information concerning the aggregate number of options that were exercised and the PSUs that vested during the fiscal year ended December 31, 2019, for the NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Gary S. Guidry	—	—	348,392(PSU)	449,426

Ryan Ellson	—	—	252,306(PSU)	325,475

Tony Berthelet	—	—	—	—

Jim Evans	—	—	149,265(PSU)	192,552

Lawrence West	—	—	149,265(PSU)	192,552

Susan Mawdsley	—	—	—	—

(1)	All PSUs that vested during 2019 were settled in cash, and no shares of common stock were issued.

(2)	The amounts in this column were calculated by multiplying the number of shares of common stock subject to the PSU that vested by the closing market price of common stock on the vesting date.

Potential Payment Upon Termination or Change of Control

Ms. Mawdsley

In connection with Ms. Mawdsley’s separation from employment on October 9, 2019, she was provided with a cash payment of $504,904 which included all amounts payable under the terms of her employment agreement.

Messrs. Guidry, Ellson, Evans and West

In the event that Messrs. Guidry, Ellson, Evans or West die, voluntarily resign (without good reason, as defined below), or their employment is terminated by Gran Tierra for cause (as defined below), the executive will not be entitled to receive any further compensation or benefits whatsoever other than those which have accrued up to the executive’s last day of active service.

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Messrs. Guidry, Ellson, Berthelet, Evans and West are entitled to severance payments in the event of an involuntary termination of employment by Gran Tierra other than for cause or a termination of employment by the NEO for good reason, as follows:

Base Salary + Bonus Earned during 12 months preceding Termination multiplied by:

Gary S. Guidry	2

Ryan Ellson	1.5

Tony Berthelet	1.5

Jim Evans	1

Lawrence West	1

In addition, if Mr. Guidry is required to file a U.S. income tax return with the Internal Revenue Service, and if any of the payments or benefits received or to be received by him constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Company shall pay to Mr. Guidry, no later than the time such Excise Tax is required to be paid by the Executive or withheld by the Company, an additional amount equal to the sum of the Excise Tax payable by Mr. Guidry, plus the amount necessary to put him in the same after-tax position as if no Excise Tax had been imposed. The Company believes that to ensure Gran Tierra’s executive compensation remains competitive, the Chief Executive Officer should be tax equalized to his Canadian citizen colleagues on payments that are subject to U.S. Excise Tax. In 2019, this amount would have been $1,316,287, calculated as follows:

Total termination payment	2,808,259

Gross-Up of taxable income	1,316,287

Total taxable income	4,124,546

Canadian tax payable	(1,979,782)

Net cash	2,144,764

US Excise tax payable	(684,469)

Net after tax	1,460,295

Pursuant to the employment agreements for each of Messrs. Guidry, Ellson, Evans and West, “cause” means any act or omission of the executive which would, at common law, permit an employer to terminate the employment of an employee without notice or payment in lieu of notice.

As defined in the employment agreements for each of Messrs. Guidry, Ellson, Evans and West, “good reason” generally means any of the following without the executive’s express written consent:

(a) an adverse change in position, titles, duties or responsibilities, except in connection with the termination of employment for cause;

(b) a reduction by the company of the executive’s base salary except to the extent that the annual base salaries of all other executive officers are similarly reduced or any change in the basis upon which the Executive’s annual compensation is determined or paid if the change is adverse to the executive (excluding changes to the annual bonus);

(c) a change in control (as defined below) of Gran Tierra Energy Inc. or Gran Tierra Energy Canada ULC occurs; or

(d) any breach by the Company of any material provision of the employment agreement.

The following events will generally constitute a “change in control” pursuant to the employment agreements with each of Messrs. Guidry, Ellson, Evans and West:

(1) a disposition of all or substantially all of the assets of Gran Tierra or GTE ULC;

(2) a majority of the voting securities of Gran Tierra Energy Canada ULC cease to be controlled, directly or indirectly, by Gran Tierra; or

(3) a merger or other transaction of Gran Tierra with or into another company pursuant to which any person or combination of persons thereafter holds a greater number of voting securities of the continuing company than the number of voting securities of the continuing company held by former shareholders of Gran Tierra Energy, Inc.

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Pursuant to the employment agreement for Mr. Berthelet, “good reason” includes both a “change in control” (as described above) and a “Triggering Event” which includes:

(a) a material diminution of the executive’s position, authority or scope or scale of responsibilities;

(b) a material reduction by the company of the executive’s annual base salary;

(c) any failure to maintain adequate insurance or indemnification in respect of the executive’s services; and

(d) failure of the Company to require any successor to continue the Employment Agreement in the same manner.

Upon a termination of employment, each of Messrs. Guidry, Ellson, Berthelet, Evans and West forfeit any unvested RSUs and stock options.

Estimated Potential Payments

The table below estimates the amounts payable if an involuntary termination of employment without cause, a termination for good reason or a specified corporate transaction had occurred on December 31, 2019, for the NEOs using $1.29, the closing price of the stock on that date.

		Acceleration of Vesting

Name	Cash Severance ($)	Stock Options ($) (1)	PSUs ($) (1)	Total ($)
Gary S. Guidry (2)

Termination without Cause or Resignation for Good Reason	1,228,826	—	—	1,228,826

Corporate Transaction	—	—	1,579,433	1,579,433

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	1,228,826	—	1,579,433	2,808,259
Ryan Ellson

Termination without Cause or Resignation for Good Reason	712,581	—	—	712,581

Corporate Transaction	—	—	1,115,110	1,115,110

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	712,581	—	1,115,110	1,827,691
Tony Berthelet

Termination without Cause or Resignation for Good Reason	504,698	—	—	504,698

Corporate Transaction	—	94,030	942,261	1,036,291

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	504,698	94,030	942,261	1,540,988
Jim Evans

Termination without Cause or Resignation for Good Reason	404,219	—	—	404,219

Corporate Transaction	—	—	655,903	655,903

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	404,219	—	655,903	1,060,122
Lawrence West

Termination without Cause or Resignation for Good Reason	372,652	—	—	372,652

Corporate Transaction	—	—	655,903	655,903

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	372,652	—	655,903	1,028,555

(1)

Unvested equity awards will accelerate and become fully vested immediately prior to a Corporate Transaction. With respect to stock options, the value is calculated as (a) the difference between $1.29, the closing price of our common stock on December 31, 2019, and the exercise price of the applicable option, multiplied by (b) the number of unvested options subject to accelerated vesting held by the applicable NEO. With respect to PSUs, the value is calculated as (a) $1.29, the closing price of our common stock on December 31, 2019, multiplied by (b) the number of unvested PSUs subject to accelerated vesting held by the applicable NEO, assuming a performance factor of 1.

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(2)

Under the terms of Mr. Guidry’s employment agreement, as he is required to file a U.S. income tax return with the Internal Revenue Service, and as certain payments or benefits received or to be received by him constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Company shall pay to Mr. Guidry, no later than the time such Excise Tax is required to be paid by the Executive or withheld by the Company, an additional amount equal to the sum of the Excise Tax payable by Mr. Guidry, plus the amount necessary to put him in the same after-tax position as if no Excise Tax had been imposed. In 2019, this amount would have been $1,316,287, calculated as follows:

Total termination payment	2,808,259

Gross-Up of taxable income	1,316,287

Total taxable income	4,124,546

Canadian tax payable	(1,979,782)

Net cash	2,144,764

US Excise tax payable	(684,469)

Net after tax	1,460,295

Pay Ratio Disclosure

In determining the median employee, we prepared a list of all employees as of December 31, 2019. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation for employees other than the chief executive officer. In measuring our employees’ total compensation, for employees other than the Chief Executive Officer, we used their base salary paid in 2019, their annual cash bonus paid in 2019 and the value of the equity awards they received in 2019. Total compensation for Gary S. Guidry, the Company’s Chief Executive Officer was determined to be $2,207,748 and was approximately 31 times the median annual compensation of all Company employees excluding the Chief Executive Officer of $71,518. For purposes of this calculation, the Company had 361 employees in Canada and Colombia, excluding the Chief Executive Officer.

SUMMARY OF INCENTIVE PLANS

The following table provides certain information with respect to securities authorized for issuance under Gran Tierra’s equity compensation plans in effect as of the end of December 31, 2019:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options(1)	(b) Weighted average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)

Equity compensation plans approved by security holders	10,612,892	2.78	15,078,864

Equity compensation plans not approved by security holders	—	—	—

	10,612,892	2.78	15,078,864

(1)

Includes shares reserved to be issued pursuant to stock options granted, representing 2.9% of the Company’s issued and outstanding shares, pursuant to the 2007 Equity Incentive Plan (“the Plan”), which is an amendment and restatement of our 2005 Equity Incentive Plan. This does not include any shares reserved to be issued relating to PSUs and DSUs, which may be settled in cash or in shares of our common stock at our election, and for which management’s intent to cash settle is reflected in the financial statement classification of these awards as financial liabilities.

(2)

In accordance with Item 201(d) of Regulation S-K, the figure in this column represents the total number of shares of our common stock remaining available for issuance under the Plan as of December 31, 2019, representing 4.1% of the Company’s issued and outstanding shares, minus the awards reported in column (a), above. Note, pursuant to the terms of the Plan, the pool of shares available for grant thereunder is not actually reduced until an award is settled in shares of our common stock (as opposed to reducing the pool at the time of grant). At December 31, 2019, 12,623,361 shares were issued and outstanding relating to PSUs and DSUs and, after application of the fungible factor of 1.55, these outstanding awards would represent a 19,566,210 reduction to the securities remaining available for future issuance under the Plan if such awards were to be equity settled. Consistent with accounting treatment that reflects management’s intent to cash settle, these amounts are not included in the above table as a reduction in the securities remaining available for future issuance. Pursuant to the provisions of the Plan, the number of securities remaining available for issuance is reduced by the aggregate balance of (i) stock options exercised and outstanding at a fungible factor of 1.0 shares and (ii) unit based awards at a fungible factor of 1.55 shares for each share of our common stock issued pursuant to any equity settled awards granted under the Plan. Accordingly, the number of shares available for future awards under the Plan may be different than the amount shown in this column.

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2007 Equity Incentive Plan - The only equity compensation plan approved by our stockholders is our 2007 Equity Incentive Plan (the “Plan”), which is an amendment and restatement of our 2005 Equity Plan (the “Prior Plan”).

The Plan, provides for the grant of stock options, restricted stock awards, stock appreciation rights, RSUs and other stock awards, collectively referred to as “Awards.” To date, Gran Tierra has granted stock options, RSUs including DSUs and PSUs under the Plan.

Purpose

The Board adopted the Plan to provide a means by which employees, directors and consultants of Gran Tierra and its affiliates may be given an opportunity to acquire stock in Gran Tierra, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Gran Tierra and its affiliates. As of December 31, 2019, all of the approximately 361 employees, directors and consultants of Gran Tierra and its affiliates are eligible to participate in the Plan and may receive all types of awards.

Stock Subject to the Plan

The maximum aggregate number of shares reserved for issuance under the Plan is 39,806,100 shares, or the “Share Reserve”.

Under the terms of the Plan, the Share Reserve will be reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right, and (ii) 1.55 shares for each share of common stock issued pursuant to any other type of stock award, referred to as a “Full Value Award.” If a stock award is settled in cash, such settlement will not reduce the Share Reserve.

The following shares of common stock granted pursuant to a stock award under the Plan will become available for subsequent issuance under the Plan as such shares become available from time to time, as follows:

•

one share for each share subject to an outstanding option or stock appreciation right that expires, terminates for any reason prior to exercise or settlement or that is forfeited or otherwise returns because of the failure to meet a contingency or condition required to vest such shares;

•

1.55 shares for each share subject to a Full Value Award that is forfeited or otherwise returns because of the failure to meet a contingency or condition required to vest such shares or the Full Value Award otherwise terminates without all of the shares covered by the Full Value Award having been issued; and

•	1.55 shares for each share subject to a Full Value Award that is reacquired or withheld or not issued to satisfy a tax withholding obligation.

However, any shares of common stock granted pursuant to a stock award under the Plan or the Prior Plan that are not delivered to a participant because of any of the following reasons will not become available for subsequent issuance under the Plan:

•	shares are not delivered to a participant because an option or stock appreciation right is exercised through a reduction in the number of shares subject to the stock award (a “net exercise”);

•	shares are reacquired or withheld or not issued to satisfy a tax withholding obligation in connection with an option or stock appreciation right;

•	shares are used as consideration for the exercise of an option or stock appreciation right; or

•	shares are repurchased by Gran Tierra on the open market with the proceeds of an option or stock appreciation right exercise price.

Eligibility

Employees (including officers), directors, and consultants of both Gran Tierra and its affiliates are eligible to receive all types of awards under the Plan. Under the Plan, no employee may be granted options or stock appreciation rights whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date of grant covering more than 1,000,000 (0.3%) shares of common stock during any calendar year. The maximum number of shares which may be reserved for issuance to insiders, at any time, under the Plan, and any other share compensation arrangement of Gran Tierra shall be 10% of the shares of common stock issued and outstanding. Additionally, the maximum number of shares of common stock which may be issued under the Plan, at any time, and any other share compensation arrangements within any

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12-month period shall be 10% of the common stock outstanding for insiders as a group and 5% of the common stock outstanding for any one insider and such insider’s associates. The maximum number of options that may be granted to any one consultant in any 12-month period shall not exceed 2% of the issued and outstanding common stock at the time of grant.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Plan, the Board does not have the authority to reduce the exercise, purchase or strike price of an option or stock appreciation right or to cancel any outstanding option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event. Additionally, the Board may not reduce the exercise price of an option or extend the term of an option held by an insider without obtaining the approval of the stockholders other than insiders who are eligible to receive stock awards and such insiders’ associates, at a meeting of the stockholders.

Terms of Options

The following is a description of the permissible terms of options under the Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of options may not be less than 100% of the fair market value of the stock on the date of grant. The “fair market value” of Gran Tierra’s common stock on a particular day is generally the closing sales price for the common stock (or the closing bid, if no sales were reported) as quoted on the primary exchange or market upon which Gran Tierra’s common stock trades. If that day is not a market trading day, then the last market trading day prior to the day of determination is used.

The exercise price of options granted under the Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other common stock of Gran Tierra, (ii) by a “net exercise” arrangement, (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of common stock, results in either the receipt of cash (or check) by Gran Tierra or the receipt of irrevocable instructions to pay the aggregate exercise price to Gran Tierra from the sale proceeds, or (iv) in any other form of legal consideration acceptable to the Board.

Option Exercise

Options granted under the Plan may become exercisable in cumulative increments, or vest, as determined by the Board. Shares covered by currently outstanding options under the Plan typically vest over a three year period in three equal annual installments during the participant’s employment by, or service as a director or consultant to, Gran Tierra or an affiliate.

Term

The maximum term of options under the Plan is 10 years. Options under the Plan generally terminate three months after termination of the participant’s Service unless (i) such termination is due to the participant’s permanent and total disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of Service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s Service has terminated, or within three months after termination of such Service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of Service.

The option term generally may be extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s Service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions On Transfer

The Board may grant stock options that are transferable to the extent provided in the stock option agreement. If an option does not provide for transferability then the option shall not be transferable except by will or by the laws of descent and distribution or

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pursuant to a domestic relations order and shall be exercisable during the lifetime of the option holder and only by the option holder. Shares subject to repurchase by Gran Tierra under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Restricted Stock Awards and Purchases of Restricted Stock

Payment

The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than the par value of Gran Tierra’s common stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Plan must be paid either in cash at the time of purchase or at the discretion of the Board, (i) by cash at the time of purchase, (ii) by services rendered, or to be rendered to Gran Tierra or (iii) in any other form of legal consideration acceptable to the Board.

Vesting

Shares of stock sold or awarded under the Plan may, but need not be, subject to a repurchase option in favor of Gran Tierra in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Plan in the event of death, disability, or in the event of a Change in Control.

Restrictions on Transfer

Rights under a stock bonus or restricted stock bonus agreement may be transferred only upon the terms and conditions of the award agreement as the Board shall determine in its discretion, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to or otherwise based on our common stock may be granted either alone or in addition to other stock awards under the Plan. The Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of common stock (or the cash equivalent thereof) to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Board. RSUs, including PSUs, are subject to a three year vesting period. Although DSUs vest immediately, directors are not eligible to receive payment until such time as they are no longer a director of the Company. The appreciation distribution payable on the exercise of a stock appreciation right will not be greater than an amount equal to the excess of (A) fair market value (on the date of the exercise of the stock appreciation right), over (B) an amount determined by the Board at the time of grant of the stock appreciation right. If a participant’s continuous service terminates for any reason, any unvested stock appreciation rights shall be forfeited and any vested stock appreciation rights will be automatically redeemed.

Adjustment Provisions

Transactions not involving receipt of consideration by Gran Tierra, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Plan and outstanding awards. In that event, the Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Plan, and outstanding Awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such Awards.

Effect Of Certain Corporate Transactions

The Plan provides that in the event of the consummation of (i) the sale or other disposition of all or substantially all of the assets of Gran Tierra, (ii) the sale or other disposition of at least fifty percent of the outstanding securities of Gran Tierra, or (iii) certain specified types of merger, consolidation or similar transactions, or collectively, a corporate transaction, any surviving or acquiring corporation may continue or assume Awards outstanding under the Plan or may substitute similar Awards. Regardless of whether any surviving or acquiring corporation assumes such Awards or substitutes similar Awards, with respect to Awards held by participants whose Service with Gran Tierra or an affiliate has not terminated as of the effective time of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full.

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Duration, Amendment And Termination

The Board may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time.

The Board may at any time, or from time to time, amend or revise the Plan as follows: (a) to make amendments to the Plan or a Stock Award of a housekeeping or administrative nature; (b) if the common stock is listed on the Toronto Stock Exchange subject to any required approval of the TSX, to change the vesting or termination provisions of a Stock Award or the Plan; (c) amendments necessary to comply with provisions of applicable law or stock exchange requirements or for grants to qualify for favorable treatment under applicable laws; and (d) any other amendment, fundamental or otherwise, not requiring stockholder approval under the Code. However, no amendment will be effective unless approved by the stockholders of Gran Tierra within 12 months before or after its adoption by the Board to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Plan for stockholder approval.

For so long as Gran Tierra’s stock is listed on the TSX, under the rules and policies of the TSX any amendment to the Plan is subject to pre-clearance of such amendment by the TSX, and no amendment, suspension or discontinuance of the Plan may contravene the requirements of the TSX.

Burn Rate

In 2019 there were 2,943,990 stock options granted under the Plan which resulted in a burn rate of 0.78%. In 2018 there were 2,114,869 stock options granted under the Plan which resulted in a burn rate of 0.54%, and in 2017 there were 2,028,035 stock options granted under the Plan which resulted in a burn rate of 0.51%. The burn rate was calculated using the weighted average number of shares outstanding for each applicable fiscal year.

Gran Tierra Energy 2020 Proxy Statement	59

Certain Relationships and Related Transactions

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

Gran Tierra discourages transactions with related persons. The charter of the Audit Committee provides that the Audit Committee is charged with reviewing and recommending to the Board the approval or disapproval of any related person transactions, as defined under Regulation S-K, Item 404. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Gran Tierra was or is to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. In addition, potential related persons transactions are to be referred to the Chief Executive Officer, and brought to the attention of the full Board if material.

There have been no related party transactions since January 1, 2019 where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

CERTAIN RELATED-PERSON TRANSACTIONS

Gran Tierra has entered into indemnity agreements with certain officers and directors which provide, among other things, that Gran Tierra will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Gran Tierra, and otherwise to the fullest extent permitted under Delaware law and Gran Tierra’s Bylaws.

Stockholder Proposals

Stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2020 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and must submit their proposals to us at our principal executive offices (to the Corporate Secretary at 900, 520 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 0R3), not later than the close of business on November 25, 2020. If the date of the 2021 annual meeting is changed by more than 30 days from the date of the 2020 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2021 annual meeting.

Our Bylaws provide that stockholders may nominate persons for election to the Board of Directors or bring any other business before the stockholders (other than matters properly brought under Rule 14a-8) at the 2020 annual meeting of stockholders only by sending to our Corporate Secretary a notice containing the information required by our Bylaws. Notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the public announcement of the date of the annual meeting was made by Gran Tierra, notice may be made not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Gran Tierra. Detailed information about how to make stockholder proposals or nominations for our annual meetings of stockholders can be found in our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of Gran Tierra will be “householding” Gran Tierra’s proxy materials. A single Notice of Internet Availability of Proxy Materials or a single set of annual meeting materials will be delivered to

60	Gran Tierra Energy 2020 Proxy Statement

multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or a separate set of annual meeting materials, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Gran Tierra Energy Inc., Corporate Secretary, 900, 520 – 3 Avenue S.W., Calgary, Alberta, Canada T2P 0R3 or by telephone at (403) 265-3221. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials or multiple sets of annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers

Other Matters

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Gary Guidry
Gary S. Guidry
President and Chief Executive Officer

March 25, 2020

A copy of Gran Tierra’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules required to be filed with the SEC for the Company’s most recent fiscal year, is available without charge upon written request to: Gran Tierra Energy Inc., 900, 520 – 3 Avenue S.W., Calgary, Alberta, Canada T2P 0R3, Attention: Corporate Secretary.

Gran Tierra Energy 2020 Proxy Statement	61

Forward Looking Statements Advisory

This proxy statement contains forward-looking statements regarding the Company within the meaning of applicable securities laws and regulations. These statements include those relating to the Company’s plans, goals and expectations. They are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The forward-looking statements speak only as of the date of this proxy statement, and we assume no obligation to update any of these forward-looking statements, except as required by law.

Disclosure of Oil and Gas Information

Gran Tierra’s Statement of Reserves Data and Other Oil and Gas Information on Form 51-101F1 dated effective as at December 31, 2019 (the “GTE 51-101F1”), which includes disclosure of its oil and gas reserves and other oil and gas information in accordance with Canadian National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook (“COGEH”) forming the basis of this document, is available on SEDAR at www.sedar.com.

Estimates of net present value contained herein do not necessarily represent fair market value of reserves or resources. Estimates of reserves or resources and future net revenue for individual properties may not reflect the same level of confidence as estimates of reserves and future net revenue for all properties, due to the effect of aggregation.

Gas volumes are converted to BOE at the rate of 6 Mcf of gas per bbl of oil, based upon the approximate relative energy content of gas and oil. The rate is not necessarily indicative of the relationship between oil and gas prices. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf:1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value.

Definitions

All dollar ($) amounts referred to in this proxy statement are United States (U.S) dollars, unless otherwise indicated.

BOE means barrels of oil equivalent.

BOEPD means barrels of oil equivalent per day.

MMBOE means million barrels of oil equivalent

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

Possible reserves are those additional reserves that are less certain to be recovered than Probable reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of Proved plus Probable plus Possible reserves. The estimate of reserves for individual properties may not reflect the same confidence level as estimates of reserves for all properties, due to the effects of aggregation.

See the GTE 51-101F1 for additional definitions regarding terms used in this document.

62	Gran Tierra Energy 2020 Proxy Statement

Corporate Responsibility 2019 Highlights

"Our Beyond Compliance Policy means that, wherever there are significant opportunities and benefits to the environment or communities, Gran Tierra voluntarily goes beyond what is legally required to protect the environment and provide social benefits because it is the right thing to do."**– Gary Guidry, President & Chief Executive Officer**

2,109

Contracts were issued by Gran Tierra in 2019 to local suppliers for goods and services

400

local entrepreneurs have been supported through the Emprender Paga program, **74% of the beneficiaries** are women

~16,000

local labour opportunities have been created by GTE over the past 3 years

+92,000 PEOPLE

BENEFITED FROM GTE'S SOCIAL INVESTMENTS IN 2019

+560,000 TREES PLANTED

WERE PLANTED BY GRAN TIERRA AND **1,367 HECTARES OF LAND** HAS BEEN CONSERVED, PRESERVED OR REFORESTED THOUGH ALL OF GTE'S ENVIRONMENTAL EFFORTS UP UNTIL THE END OF 2019

THE SAFEST YEAR ON RECORD

In 2019, Gran Tierra had its **BEST SAFETY RECORD** in terms of Lost Time Injuries and Total Recordable Injuries

GTE'S HUMAN RIGHTS POLICY

In 2019, Gran Tierra released an updated and comprehensive **HUMAN RIGHTS POLICY** that applies to both our employees and contractors and adopted the United Nations' Guiding Principles on Business and Human Rights

Over 1,700 questions and concerns have been resolved through Gran Tierra's Te Escucha offices in 2019

Gran Tierra tested water quality at **over 154** groundwater monitoring locations throughout the year

For more information about our environmental, social and governance initiatives visit www.grantierra.com/CSR

Gran Tierra energy inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/GTE** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Vote by Mail: Mark, sign and date your proxy card and return it in the enclosed envelope.

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/GTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

+

1. Election of Directors.
   Nominees:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Peter J. Dey	☐	☐	☐	02 - Gary S. Guidry	☐	☐	☐	03 - Evan Hazell	☐	☐	☐
04 - Robert B. Hodgins	☐	☐	☐	05 - Ronald W. Royal	☐	☐	☐	06 - Sondra Scott	☐	☐	☐
07 - David P. Smith	☐	☐	☐	08 - Brooke Wade	☐	☐	☐				

Proposal	For	Against	Abstain
2. Proposal to ratify the appointment of KPMG LLP as Gran Tierra Energy Inc.'s independent registered public accounting firm for 2020.	☐	☐	☐
3. Proposal to approve, on an advisory basis, the compensation of Gran Tierra Energy Inc.'s named executive officers, as disclosed in the proxy statement.	☐	☐	☐

4. To conduct any other business properly brought before the meeting.

Note: The proxies named on the reverse side of this proxy card are authorized to vote in their discretion upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

For directions to the meeting, please visit http://www.grantierra.com/investor-relations/2020-annual-meeting.html

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

8 2 A M

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03835B

Gran Tierra energy inc.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

+

1. Election of Directors.
   Nominees:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Peter J. Dey	☐	☐	☐	02 - Gary S. Guidry	☐	☐	☐	03 - Evan Hazell	☐	☐	☐
04 - Robert B. Hodgins	☐	☐	☐	05 - Ronald W. Royal	☐	☐	☐	06 - Sondra Scott	☐	☐	☐
07 - David P. Smith	☐	☐	☐	08 - Brooke Wade	☐	☐	☐				

	For	Against	Abstain
2. Proposal to ratify the appointment of KPMG LLP as Gran Tierra Energy Inc.'s independent registered public accounting firm for 2020.	☐	☐	☐
3. Proposal to approve, on an advisory basis, the compensation of Gran Tierra Energy Inc.'s named executive officers, as disclosed in the proxy statement.	☐	☐	☐

4. To conduct any other business properly brought before the meeting.

Note: The proxies named on the reverse side of this proxy card are authorized to vote in their discretion upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

For directions to the meeting, please visit http://www.grantierra.com/investor-relations/2020-annual-meeting.html

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

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038368